EXHIBIT 10.14

EXECUTION VERSION

PARTICIPATION AGREEMENT

Dated as of August 16, 2001

Among

ABX AIR, INC.,

Lessee,

MITSUI & CO., LTD.

Finance Lessor,

TOMAIR, LLC,

Owner Participant,

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity except as expressly

stated herein but solely as Owner Trustee,

Owner Trustee.

Lease of

Three Boeing 767-200 Aircraft

U.S. Registration Numbers N784AX, N785AX and N786AX

i

Section 8.	Representations and Warranties of the Lessee			10
	(a	)	Organization	10
	(b	)	No Consent Required	11
	(c	)	Financing Statements, Etc.	11
	(d	)	No Conflicts, Etc.	11
	(e	)	Due Authorization	12
	(f	)	No Approvals Required	12
	(g	)	No Public Offering	12
	(h	)	No Material Litigation	12
	(i	)	[Reserved]	12
	(j	)	Tax Returns	12
	(k	)	ERISA	12
	(l	)	Financial Statements.	13
	(m	)	No Misstatements or Omissions	13
	(n	)	Defaults	13
	(o	)	Sales and Use Tax	13
	(p	)	Insurance	13
	(q	)	Maintenance Reserves	13
	(r	)	Pari Passu	13
Section 9.	Representations and Warranties of Participants			14
	(a	)	Owner Participant’s Representations and Warranties	14
	(b	)	Finance Lessors’ Representations, Warranties and Covenants	15
Section 10.	Representations and Warranties of the Trust Company			15
	(a	)	Corporate Organization	15
	(b	)	Authorization	15
	(c	)	No Conflicts, Etc.	16
	(d	)	No Consent Required	16
	(e	)	Chief Place of Business; State of Location	16
	(f	)	Title	16
Section 11.	[reserved]			17
Section 12.	Representations and Warranties of the Owner Trustee			17
	(a	)	Enforceability	17
	(b	)	No Approvals Required	17
	(c	)	Compliance	17
Section 13.	Lessee Covenants			17
	(a	)	Further Assurances, Etc.	17
	(b	)	Lessee to Defend Title	17
	(c	)	Merger, Consolidation, Etc., of Lessee	17
	(d	)	Registration	18
	(e	)	Opinion of Counsel	18
	(f	)	[reserved]	18
	(g	)	Financial Reports	18
	(h	)	Use of Proceeds	19
	(i	)	Security Deposit	20
	(j	)	Maintenance Reserves	20
Section 14.	General Indemnities			20

	(a	)	General Indemnity	20
	(b	)	General Tax Indemnity	23
	(c	)	Exclusions	24
	(d	)	Calculation of Payments	26
	(e	)	Payment	27
	(f	)	Contest	27
	(g	)	Refund	29
	(h	)	Reports	30
	(i	)	Forms, Etc.	30
	(j	)	Records	31
	(k	)	Non-Parties	31
	(l	)	Affiliates Group	31
	(m	)	Verification	31
	(n	)	Withholding on Lease Payments	32
	(o	)	Withholding Taxes on Finance Lease Payments	32
	(p	)	Finance Lease Withholding Tax Indemnity for Owner Participant	34
	(q	)	Transfer Covenant/VAT Expenses	34
Section 15.	Purchase Options			34
	(a	)	End of Basic Term Purchase Option	34
	(b	)	End of Renewal Term Purchase Option	35
	(c	)	Exercise of Purchase Option	35
	(d	)	Determination of Appraised Value	35
	(e	)	Title	35
Section 16.	Other Covenants			36
	(a	)	No Lessor Liens	36
	(b	)	Trust Agreement	36
	(c	)	Successor Owner Trustee; Change of Office	37
	(d	)	No Termination	37
	(e	)	Section 1111(b)	37
	(f	)	Transfer of Finance Lessor’s Interest	37
	(g	)	Citizenship	38
Section 17.	Expenses			38
	(a	)	Transaction Costs	38
	(b	)	Amendments, Waivers, Etc.	38
	(c	)	Fees of Trustees	38
Section 18.	Transfer of Owner Participant’s Interest			38
Section 19.	Miscellaneous			39
	(a	)	Notices	39
	(b	)	Survival	41
	(c	)	Binding Effect	42
	(d	)	Counterparts	42
	(e	)	Governing Law	42
	(f	)	Amendments, Modifications, Etc.	42
	(g	)	Headings and Table of Contents	42
	(h	)	Currency	42
	(i	)	Severability	42

(j)	Entire Agreement	43
(k)	Reserved	43
(l)	Benefits of Certain Obligations	43
(m)	Liabilities of Participants	43
(n)	Confidentiality	43
(o)	Consent of Jurisdiction; Waiver of Jury Trial	44
(p)	Construction	44
(q)	Lease; Interest on Finance Lease	45

SCHEDULE 1 COMMITMENTS

EXHIBIT A	Forms of Opinions of Counsel

EXHIBIT B	Form of Assignment of Warranties

THIS PARTICIPATION AGREEMENT dated as of August 16, 2001 (this “Agreement” or this “Participation Agreement”) among ABX AIR. INC., a Delaware corporation, as Lessee, MITSUI & CO., LTD., a Japanese corporation, as Finance Lessor, TOMAIR, LLC, a Delaware limited liability company, as Owner Participant, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (except as expressly stated herein) but solely as Owner Trustee under the Trust Agreement.

WITNESSETH:

WHEREAS, the Lessee owns the three Boeing 767-200 aircraft which are the subject of this Agreement.

WHEREAS, pursuant to this Agreement, the Lessee has agreed to sell, and the Owner Trustee has agreed to purchase, each of the Aircraft on the terms and conditions set forth herein.

WHEREAS, immediately prior to the execution and delivery of this Agreement, the Owner Participant entered into the Trust Agreement with the Trust Company, pursuant to which the Owner Trustee has agreed, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant (subject to the Lien of the Finance Lease and the Assignment Agreement).

WHEREAS, concurrently with the execution and delivery of this Agreement (a) the Owner Trustee and the Lessee are entering into the Lease, providing for the lease of the Aircraft by the Owner Trustee to the Lessee, (b) the Owner Trustee is entering into the Finance Lease, pursuant to which the Owner Trustee has agreed, among other things, to sell to and leaseback from the Finance Lessor, each of the Aircraft and to grant the Finance Lessor a first priority security interest in each of the Aircraft and the other Collateral described therein and (c) the Owner Trustee is entering into the Assignment Agreement, pursuant to which the Owner Trustee has agreed, among other things, to grant the Finance Lessor a first priority security interest in all of the Owner Trustee’s right, title and interest in, to and under the Lease, all Rent and other sums payable hereunder, the Security Deposit and the Guaranty.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions. For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix A to the Lease Agreement dated as of the date hereof, between the Owner Trustee and the Lessee and the other interpretative provisions of said Appendix A shall be applied hereto.

Section 2. Participation in Purchase of the Aircraft. (a) Date of Purchase. Subject to the terms and conditions of this Agreement, on the Delivery Date, but not later than August 31, 2001, the Owner Trustee shall purchase the Aircraft from the Lessee in accordance with the terms and conditions hereof. Subject to the terms and conditions of this Agreement, on the Delivery Date (i) the Finance Lessor shall assist in financing the Owner Trustee’s acquisition of each Aircraft by contemporaneously purchasing each Aircraft from the Owner Trustee pursuant to the Finance Lease for the Purchase Price in an amount equal to the Finance Lessor’s Commitment for each Aircraft as set forth on Schedule I hereto, and (ii) the Owner Participant shall make an investment in the beneficial ownership in each Aircraft by funding the trust established under the Trust Agreement in an amount equal to its Commitment for each Aircraft as set forth in Schedule I hereto.

(b) Transfer of Funds. The Finance Lessor’s Commitment and the Owner Participant’s Commitment shall be transferred by the Finance Lessor and the Owner Participant to the account of the Trust Company, in each case in immediately available funds in Dollars at Wells Fargo Bank Northwest, National Association, ABA: 121000248, for credit to Account No.: 051-09221-15, Attention: Corporate Trust Services, Reference: 37668/N784AX N785 AX N786AX, not later than 11:00 a.m., New York City time, on the scheduled Delivery Date for the Aircraft. Such amounts shall be held by the Trust Company, not as part of the Trust Estate, until (i) released by (x) the Finance Lessor against delivery of the Finance Lease and Finance Lease Supplement with respect to each Aircraft and (y) the Owner Participant against delivery of each Aircraft, or (ii) returned to the Finance Lessor and the Owner Participant, as the case may be, pursuant to Section 7 hereof.

(c) Failure to Make Commitment Available. If a Participant shall default in its obligation to make its Commitment available to the Owner Trustee pursuant to this Section 2, the other Participant shall have no obligation to make any portion of its Commitment available or to increase the amount of its Commitment and the obligations of the other Participant shall remain subject to the terms and conditions set forth in this Agreement.

Section 3. Delivery Date. (a) Notice. The Lessee agrees to give the Owner Participant, the Finance Lessor, and the Owner Trustee written notice of the scheduled Delivery Date for the Aircraft not later than 3:00 p.m., New York City time, on the third Business Day preceding such scheduled Delivery Date, which written notice may be transmitted by facsimile with an original written notice delivered promptly thereafter.

(b) Delivery and Sale of Aircraft. (i) On the scheduled Delivery Date for the Aircraft, and subject to the terms and conditions of this Agreement, contemporaneously with making of the payment provided in the next sentence in the manner provided therein, (i) the Lessee shall transfer title to and deliver each Aircraft to the Owner Trustee and the Owner Trustee shall purchase and take title to and accept delivery of each Aircraft and (ii) in accordance with and subject to the terms and conditions of the Finance Lease, the Owner Trustee shall sell, and the Finance Lessor shall purchase, and the Finance Lessor shall lease to the Owner Trustee, and the Owner Trustee will lease from the Finance Lessor, each Aircraft. The payment to be made by the Owner Trustee shall be made by FedWire transfer of the Lessor’s Cost for such Aircraft to Wachovia Bank, N.A., ABA No. 053100494, for credit to Lessee’s account (Account No. 8739005381).

(ii) Acceptance; Risk of Loss. In furtherance of the foregoing, the Owner Trustee and the Finance Lessor agrees that the Lessee’s acceptance of an Aircraft under and in accordance with the provisions of Section 2 of the Lease shall constitute the Owner Trustee’s acceptance of such Aircraft and the Lessee’s acceptance of such Aircraft under the Lease for all purposes thereof and of the other Operative Agreements. Upon the Owner Trustee’s acceptance of an Aircraft as aforesaid, (i) risk of loss thereof shall pass to the Lessee under the Lease and (ii) none of the Finance Lessor, the Owner Trustee or the Owner Participant shall, except as otherwise expressly provided in any Operative Agreement, have any responsibility or obligation whatsoever, either express or implied, with respect to the use, possession, operation, maintenance, airworthiness or condition of such Aircraft.

(iii) Assignment of Warranties. In connection with the transfer of title of an Aircraft by the Lessee to the Owner Trustee pursuant to this Agreement, Lessee shall transfer and assign to the Owner Trustee any manufacturer’s and vendor’s representations, warranties and indemnities, pursuant to an Assignment of Warranties in the form of Exhibit B, that have been made in favor of or assigned to (or otherwise accrued to the benefit of) the Lessee with respect to the Aircraft, including any representations, warranties and indemnities relating to the freight conversion of such Aircraft, provided the same are transferable or assignable, and, to the extent not transferable or assignable, Lessee shall, at Lessee’s expense, use its best efforts to convey to the Owner Trustee the benefit of such manufacturer’s and vendor’s representations, warranties and indemnities with respect to such Aircraft. Lessee, at Lessee’s expense, shall notify and obtain the acknowledgment of the Manufacturer, the Engine Manufacturer, and any other relevant manufacturers or vendors of such assignment or take other necessary steps for validating and perfecting such assignment.

(iv) Delivery Location. Each Aircraft shall be delivered by Lessee, as seller, to the Owner Trustee, as buyer, on the Delivery Date therefor at such location in the U.S. as is mutually acceptable to the Owner Trustee, the Lessee and the Participants (the “Delivery Location”), subject to Lessee’s operational needs. The parties will cooperate in ensuring that the Delivery Location for each Aircraft shall be in a jurisdiction in which the imposition upon Lessee and/or the Owner Trustee of any Sales Tax arising out of the sale of the Aircraft pursuant to this Agreement and the Finance Lease is minimized.

(v) Sales Tax. Notwithstanding anything to the contrary contained herein or in any other Operative Agreement, the Lessee agrees to pay promptly when due, assume responsibility for and indemnify and hold harmless the Owner Trustee, and each Participant on an after-tax basis from all taxes, duties and fees, including without limitation, value added, franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property, stamp or other tax, and any assessments, penalties, fines, additions to tax or interest thereon, that may be imposed upon the sale or delivery of the Aircraft hereunder and under the Finance Lease (“Sales Tax”).

Section 4. Instructions to the Owner Trustee. The Owner Participant agrees that the satisfaction or waiver of the conditions contained in Section 5 hereof (any such satisfaction or waiver to be communicated to the Owner Trustee by the Owner Participant or its special counsel) shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

(i) to accept from the Lessee the Bill of Sale and the FAA Bill of Sale for each Aircraft;

(ii) to execute and deliver the OT Bill of Sale in favor of the Finance Lessor for each Aircraft;

(iii) against receipts therefor to direct payment of the Lessor’s Cost as provided in Section 3(b) hereof;

(iv) to execute and cause to be filed (a) the FAA aircraft registration application contemplated by Section 5(d)(ix) hereof, (b) a Lease with one or more Lease Supplements covering the Aircraft and (c) a Finance Lease with one or more Finance Lease Supplements covering the Aircraft; and

(v) to execute and deliver all such other instruments, documents or certificates and take all such other actions as are required to be executed or delivered or taken by the Owner Trustee on or prior to each Delivery Date pursuant to any Operative Agreement.

Section 5. Conditions to the Obligations of the Participants. The obligations of the Finance Lessor to fund its Commitment, and of the Owner Participant to fund its Commitment and cause the Owner Trustee to purchase the Aircraft, sell to and lease back from, the Finance Lessor the Aircraft pursuant to the Finance Lease and lease the Aircraft to the Lessee pursuant to the Lease, are subject to the fulfillment, to the satisfaction of the Finance Lessor and the Owner Participant, on or prior to the Delivery Date for the Aircraft, of the following conditions precedent (except that (i) the obligation of any party shall not be subject to such party’s own performance or compliance and (ii) conditions specified below as being for the benefit of a specified party or patties only, need be fulfilled only to the satisfaction of, or waived by, such party or parties):

(a) Notice; Commitments of Other Participants; Delivery of Aircraft. Such Participant shall have received the notice required by Section 3(a) hereof. The other Participant shall have made available the full amount of its Commitment then required to be made available by it pursuant to Section 2 hereof. All three Aircraft shall be available for delivery on the Delivery Date specified in the above notice; provided that if any Aircraft is not available for delivery on such Delivery Date for any reason, the Delivery Date for all of the Aircraft shall be postponed in accordance with Section 7 and/or the Lessee may deliver a Substitute Aircraft in lieu of the Aircraft that is not available for delivery.

(b) Legality. No fact, event or condition shall exist under Applicable Laws that, in the opinion of such Participant or its special counsel, would make it illegal for such Participant to participate in any of the transactions contemplated by the Operative Agreements.

(c) No Material Adverse Change. No material adverse change shall have occurred after March 31, 2001 in the consolidated financial condition of any Lessee Party and its consolidated subsidiaries taken as a whole.

(d) Authorizations; Execution and Delivery of Documents. The following documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Delivery Date without any event or condition having occurred or existing that constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof, shall be in form and substance satisfactory to each Participant and an executed counterpart of each thereof shall have been delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Finance Lessor and each such party’s respective counsel (except as provided in the last sentence of this paragraph (d)):

(i) the Trust Agreement;

(ii) this Participation Agreement;

(iii) the Assignment Agreement;

(iv) the Lease;

(v) the Finance Lease;

(vi) each FAA Bill of Sale, executed by the Lessee in favor of the Owner Trustee;

(vii) each Bill of Sale executed by the Lessee in favor of the Owner Trustee;

(viii) each OT Bill of Sale executed by the Owner Trustee in favor of the Finance Lessor;

(ix) the application to the FAA for the registration of the Aircraft in the name of the Owner Trustee, executed by the Owner Trustee and accompanied by an affidavit affirming the U.S. citizenship of the Owner Trustee;

(x) the Guaranty;

(xi) each Lease Supplement to be delivered on the Delivery Date;

(xii) each Finance Lease Supplement to be delivered on the Delivery Date;

(xiii) the Limited Liability Company Agreement of the Owner Participant;

(xiv) the Management Agreement;

(xv) each Assignment of Warranties and any related consents; and

(xvi) such other documents as the Owner Trustee and the Participants may reasonably request.

Notwithstanding the foregoing, (A) the “chattel paper original” counterparts of (1) the Lease and the Lease Supplement referred to in clauses (iv) and (xi) above and (2) the Finance Lease and Finance Lease Supplement referred to in clauses (v) and (xii) above, shall be delivered to the Finance Lessor, (B) the FAA Bill of Sale referred to in clause (vi) above and the application for registration and affidavit referred to in clause (ix) above shall be filed for recordation with the FAA, and (C) the Bill of Sale referred to in clause (vii) above and the OT Bill of Sale referred to in clause (viii) above shall be delivered to the Finance Lessor.

(e) Financing Statements. Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Finance Lease and the Assignment Agreement and any deemed security interest of the Owner Trustee in and to the Aircraft created by the Lease shall have been executed and delivered by the Owner Trustee and the Lessee, as the case may be, and such financing statements or other statements or documents to the same purpose shall have been duly filed in all places necessary or desirable to perfect such security interests (and other interests) and in all other places that each Participant shall have reasonably requested and there shall have been taken all other action reasonably requested by each Participant to perfect such security interests (and other interests).

(f) Consents, Approvals, Etc. All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the FAA and all orders, permits, waivers, authorizations and approvals required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations and approvals shall be in full force and effect on the Delivery Date.

(g) Ownership, Etc. On the Delivery Date the following statements shall be true, and each Participant shall have received evidence satisfactory to it to the effect that:

(i) the Owner Trustee has good and marketable title (subject to filing and recording with the FAA of each FAA Bill of Sale referred to in paragraph (d) above) to the Airframes and the Engines, free and clear of Liens other than Permitted Liens described in clauses (a) and (c) of the definition thereof;

(ii) the Aircraft has been duly certificated by the FAA as to type and airworthiness and has a current certificate of airworthiness;

(iii) the Trust Agreement, the Assignment Agreement, each FAA Bill of Sale and each OT Bill of Sale referred to in paragraph (d) above, the Lease, the applicable Lease Supplements delivered pursuant to Section 2 of the Lease, the Finance Lease and applicable Finance Lease Supplements delivered pursuant to Section 2 of the Finance Lease to be delivered on the Delivery Date have been duly filed for recordation with the FAA pursuant to the Federal Aviation Act; and

(iv) application for registration of the Aircraft in the name of the Owner Trustee has been duly made with the FAA.

(h) Additional Officer’s Certificates. On the Delivery Date, the statements set forth below shall be true and correct and each Participant and the Owner Trustee shall have received:

(i) an Officer’s Certificate of each Lessee Party, dated the Delivery Date, stating that (A) the representations and warranties of such Lessee Party contained in Section 8 hereof and in each of the other Operative Agreements are true and accurate on and as of the Delivery Date as though made on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Agreements to which it is a party, that constitutes a Default or would render such Lessee Party unable to meet any of its obligations under the Operative Agreements; and (C) all covenants and conditions required to be performed or fulfilled by such Lessee Party prior to or on the Delivery Date have been performed and fulfilled;

(ii) an Officer’s Certificate of the Owner Participant, dated the Delivery Date, stating that the representations and warranties of the Owner Participant contained in Section 9(a) hereof and in each of the other Operative Agreements are true and accurate on and as of the Delivery Date as though made on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and

(iii) an Officer’s Certificate of each of the Trust Company and the Owner Trustee, dated the Delivery Date, stating that (A) the representations and warranties of the Trust Company or the Owner Trustee, as the case may be, contained in Section 10 or 12 hereof and in each of the other Operative Agreements are true and accurate on and as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (B) all covenants and conditions required to be performed or fulfilled by the Trust Company or the Owner Trustee, as the case may be, prior to or on the Delivery Date have been performed and fulfilled.

(i) Resolutions, Certificates, Etc. Such Participant and the Owner Trustee shall have received the following items, in each case in form and substance satisfactory to it:

(i) a copy of resolutions of the respective Boards of Directors (or committees thereof having power with respect to the matters covered by such resolutions) of each Lessee Party, the Trust Company and the Owner Participant, certified as of the Delivery Date by the Secretary, an Assistant Secretary or an equivalent officer thereof, duly authorizing the Overall Transaction;

(ii) a certified true and complete copy of each Lessee Party’s, the Trust Company’s, the Owner Participant’s, charter documents and by-laws and a certificate as to the incumbency and specimen signatures of the officers of such parties executing the Operative Agreements;

(iii) such other documents and evidence with respect to each Lessee Party, the Owner Participant and the Trust Company, as such Participant may reasonably request in order to consummate the Overall Transaction, and to evidence the taking of all proceedings in connection therewith and compliance with the conditions herein or therein set forth; and

(iv) a good standing certificate from the secretary of state (or comparable Governmental Authority) of the respective jurisdiction of organization of the Owner Participant and each of the Lessee Parties.

(j) Event of Loss. No Event of Loss and no event which, with the passage of time, would constitute an Event of Loss shall have occurred with respect to the Aircraft unless the Lessee has elected to replace such Aircraft with a Substitute Aircraft in accordance with Section 5(a).

(k) Appraisal. The Participants shall have received a report with respect to the Aircraft in form and substance satisfactory to such Participant from an appraiser satisfactory to each Participant.

(l) Opinion of Counsel for the Lessee. Each Participant and the Owner Trustee shall have received an opinion, dated the Delivery Date and in the form of Exhibit A-1 hereto from Riddell Williams P.S., special counsel for the Lessee Parties.

(m) [reserved].

(n) Opinion of Counsel for the Owner Trustee. Each Participant and the Owner Trustee shall have received an opinion, dated the Delivery Date and in the form of Exhibit A-2 hereto from Ray, Quinney & Nebeker, special counsel for the Owner Trustee.

(o) [reserved].

(p) Opinion of FAA Counsel. Each Participant and the Owner Trustee shall have received an opinion, dated the Delivery Date and in the form of Exhibit A-3 hereto from Crowe & Dunlevy, P.C., special FAA counsel.

(q) Opinion of Counsel for the Finance Lessor. In the case of the Finance Lessor, the Finance Lessor shall have received an opinion, dated the Delivery Date, from Pillsbury Winthrop LLP, special counsel for the Finance Lessor, as to such matters incident to the Overall Transaction as it may reasonably request.

(r) [reserved].

(s) [reserved].

(t) Payment of Taxes, Etc. All taxes, fees and other charges payable in connection with the execution and delivery of all documents and instruments referred to in this Agreement, the purchase of the Aircraft contemplated hereby and by the Finance Lease shall have been paid in full.

(u) Insurance Report and Certificate. Each Participant and the Owner Trustee shall have received an insurance report and insurance certificate of an independent insurance broker acceptable to the Participants, in form and substance satisfactory to the Participants and the Owner Trustee, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft, including confirmation of insurance of the type referred to in Section 11 (a) of the Lease in an amount satisfactory to the Participants.

(v) [reserved].

(w) Accuracy of Representations and Warranties. The representations and warranties of each Lessee Party, the Owner Trustee, and each Participant made by such party in this Agreement and in any other Operative Agreement shall be true and correct on the Delivery Date, except for representations and warranties that relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(x) No Action or Proceeding. No action or proceeding shall have been instituted, no governmental action shall have been threatened and no order, judgment or decree shall have been issued by any court or government agency to set aside, restrain, enjoin or prevent the consummation of this Agreement or the Overall Transaction.

(y) No Event of Default or Default. No Event of Default or Default shall have occurred and be continuing.

(z) Letter of Credit. The Finance Lessor shall have received the Letter of Credit as provided in Section 20 of the Lease and Section 20 of the Finance Lease.

(aa) Transaction Fee and Costs. The Finance Lessor shall have received a nonrefundable up-front transaction fee in the amount of 5200,000 for each Aircraft from the Owner Participant on Delivery Date for such Aircraft. All of the Transaction Costs for which invoices have been delivered to the Lessee on or prior to such Delivery Date shall have been paid in full or arrangements satisfactory to each of the Participants shall have been made to cause them to be paid in full on such Delivery Date.

(bb) Other Conditions. All opinions, certificates and other instruments to be delivered to each Participant hereunder and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to each Participant. Each Participant shall have received copies of all instruments and other evidence as it may reasonably request, in form and substance satisfactory to it, with respect to such transactions and the taking of all corporate proceedings in connection therewith.

Section 6. Conditions Precedent to Obligations of the Lessee. The obligations of the Lessee to sell the Aircraft to the Owner Trustee pursuant to this Agreement and to lease the Aircraft from the Owner Trustee pursuant to the Lease shall be subject to the performance by each of the other parties hereto of their respective obligations hereunder and under the other Operative Agreements required to be performed on or prior to the Delivery Date and the fulfillment to the satisfaction of, or waiver by, the Lessee on or prior to the Delivery Date, of the following additional conditions precedent:

(a) Illegality. No change shall have occurred after the Business Day immediately prior to the date of execution of this Agreement in Applicable Laws that, in the opinion of the Lessee or its counsel, would make it illegal for the Lessee to participate in the Overall Transaction.

(b) Other Documents. The conditions contained in paragraphs (d) (other than clause (xvi) thereof), (f), (h) (other than clause (i) thereof), (i) (other than as to any Lessee Party), (j), (n) and (p) (in the case of (n) and (p), such opinions shall be addressed to the Lessee), (w) (other than as to any Lessee Party) and (x) of Section 5 hereof shall have been satisfied.

Section 7. Return of Funds. If the delivery, purchase and leasing of all three Aircraft for any reason do not occur on the scheduled Delivery Date, then the Delivery Date shall be postponed and any funds made available by the Finance Lessor or the Owner Participant as its Commitment pursuant to Section 2(a) hereof and transferred to the Trust Company pursuant to Section 2(b) hereof shall be retained by the Trust Company on behalf of the Finance Lessor and the Owner Participant, as the case may be, until the earlier of (a) such time as the parties are able to effect the delivery, purchase and leasing of all three Aircraft (or any Substitute Aircraft) in accordance with the terms and conditions of this Agreement and the other Operative Agreements, at which time such funds shall be disbursed in accordance with Section 3(b)(i) and (b) August 24, 2001, at which time, such funds shall be returned by the Trust Company to the Participant which transferred such funds to an account designated in writing by such Participant for that purpose. Funds retained by the Trust Company under this Section 7 shall be invested by the Trust Company in overnight Federal Funds with an entity described in clause (ii) of the definition of Permitted Investments (or such other Permitted Investments with a final maturity mutually agreed among the Lessee and the Participants). The Lessee shall reimburse each Participant for the loss of use of the funds made available by it as its Commitment pursuant to Section 2(a) hereof by promptly paying interest calculated at the Floating Rate, in each case for the actual number of days from and including the scheduled Delivery Date to but excluding the earlier of the actual Delivery Date and the date on which the funds are returned to such Participant. In addition, if funds are returned to the Finance Lessor pursuant to this Section 7, Lessee shall also pay to the Finance Lessor the LIBOR Break Funding Amount, calculated as if the delivery had occurred on the scheduled Delivery Date and the Stipulated Loss Values under the Finance Lease had been prepaid on the date the Finance Lessor’s funds are returned to it. Funds returned after 11:00 a.m., New York City time, on any Business Day shall be deemed to be returned on the next succeeding Business Day. Any investment earnings realized by the Trust Company on account of such Commitments shall be reinvested by the Trust Company until the funds are disbursed on the actual Delivery Date or returned to the Participants as provided in this Section 7, at which time any such investment earnings shall be paid to the Lessee, but only to the extent that the Lessee has paid the all of the interest payable by it to the Participants under this Section 7. To the extent that any funds retained under this Section 7 are disbursed in accordance with clause (a) above, the Delivery Date shall be deemed to be the scheduled Delivery Date for all purposes under the Operative Agreements and any interest paid by the Lessee to the Finance Lessor under this Section 7 shall be deemed to constitute a payment by the Lessee of that portion of the Basic Rent under the Lease attributable to Variable Rent under the Finance Lease for the period from the scheduled Delivery Date to the date the funds were disbursed in accordance with clause (a) above.

Section 8. Representations and Warranties of the Lessee. The Lessee makes the following representations and warranties to each of the other parties hereto:

(a) Organization. The Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in each other jurisdiction in which the failure so to qualify would materially adversely affect its business or financial condition or would impair its ability to perform its obligations under the Operative Agreements. The Lessee is an “air carrier” within the meaning of the Federal Aviation Act operating under a certificate issued under Chapter 447 thereof and of the type referred to in Section 1110 and holds an air carrier operating certificate pursuant to Section 49 U.S.C. § 44705. The Lessee has all requisite corporate power and authority to own, hold under lease and operate its properties, to carry on its business as presently conducted and to enter into and perform its obligations under the Operative Agreements to which it is or is to be a party.

(b) No Consent Required. Neither the execution and delivery by the Lessee of this Agreement or the other Operative Agreements to which it is or is to be a party nor the performance by the Lessee of its obligations hereunder or thereunder requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Governmental Authority, except for (i) the actions contemplated in paragraph (c) below, (ii) the orders, permits, waivers, exemptions, authorizations and approvals of the Governmental Authorities having jurisdiction over the operation of the Aircraft from time to time, all of which orders, permits, waivers, exemptions, authorizations and approvals, to the extent presently required for such execution, delivery and performance, have been duly obtained and are in full force and effect and (iii) any normal periodic and other reporting requirements under the applicable rules and regulations of the Governmental Authorities having jurisdiction over the operation of the Aircraft from time to time, to the extent required to be given or obtained only after the Delivery Date.

(c) Financing Statements, Etc. Except for (i) the registration of the Aircraft pursuant to the Federal Aviation Act, (ii) the filing for recording pursuant to the Federal Aviation Act of the Trust Agreement, the Finance Lease, each Finance Lease Supplement to be delivered on the Delivery Date, the Lease, each Lease Supplement to be delivered on the Delivery Date, the Assignment Agreement and each FAA Bill of Sale and each OT Bill of Sale referred to in Section 5(d) hereof to be delivered on the Delivery Date, (iii) the filing (which has been duly effected) of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by such documents under the Uniform Commercial Code, (iv) the taking of possession by the Finance Lessor of the original counterpart of each of the Lease, the Lease Supplements, the Finance Lease and the Finance Lease Supplements and (v) the placing on the Aircraft and the Engines of plates containing the legend referred to in Section 7(d) of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee’s title to the Aircraft and the Finance Lessor’s security interest in the Collateral as against the Lessee and any third parties in any applicable jurisdictions in the United States.

(d) No Conflicts, Etc. Neither the execution and delivery of the Operative Agreements to which the Lessee is or is to be a party, the performance of its obligations thereunder, nor the consummation of the transactions contemplated thereby will conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any

Lien (other than Permitted Liens) upon the Aircraft or any Lien (other than Permitted Liens) upon any of its other property or assets under, any Applicable Laws, the Lessee’s certificate of incorporation or by-laws or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by, which it may be bound or to which any of its property or assets may be subject.

(e) Due Authorization. The execution and delivery of the Operative Agreements to which the Lessee is or is to be a party have been duly authorized by all necessary corporate action of the Lessee and the performance by the Lessee of its obligations under such Operative Agreements has been duly authorized by all necessary corporate action of the Lessee. Each of such Operative Agreements at the time of delivery thereof will constitute the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(f) No Approvals Required. The execution and delivery by the Lessee of each Operative Agreement to which the Lessee is or is to be a party and the performance by the Lessee of its obligations under such Operative Agreements do not require any approval or consent of any shareholder, trustee or holder of any indebtedness or other obligation of the Lessee. The transfers pursuant to the bills of sale described in Section 5(d)(vi), (vii) and (viii) hereof are not voidable at the instance of, and do not constitute transfers that are fraudulent to, the creditors of the Lessee or Persons claiming through or under the Lessee.

(g) No Public Offering. Neither the Lessee nor any Person acting on its behalf has directly or indirectly offered or sold any interest in the Finance Lease or the equity interest in the Aircraft or the Lease, or any securities similar thereto, or has otherwise approached or negotiated with any Person with respect thereto, so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act of 1933, as amended.

(h) No Material Litigation. There are no pending or, to the knowledge of the Lessee, threatened investigations, suits or proceedings against any Lessee Party or any subsidiaries of any Lessee Party or affecting any Lessee Party or its properties that relate to the Overall Transaction or that, if determined adversely, individually or in the aggregate might materially adversely affect the consolidated financial condition, business or operations of such Lessee Party and its consolidated subsidiaries, taken as a whole, or such Lessee Party’s ability to perform its obligations under the Operative Agreements to which it is a party.

(i) [Reserved].

(j) Tax Returns. Each Lessee Party and its subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns that are required to be filed and have paid or caused to be paid all taxes shown to be due or payable on such returns or (except to the extent being contested in good faith with due diligence by appropriate proceedings and for the payment of which reserves have been provided to the extent required under generally accepted accounting principles) on any assessment received by such Lessee Party, to the extent that such taxes have become due and payable.

(k) ERISA. No Lessee Party has engaged in any transaction in connection with which any Lessee Party could be subjected to either a civil penalty assessed pursuant to Section 5.02 (i) of ERISA, or a tax imposed by Section 4975 of the Code. Neither the execution and delivery by any Lessee Party of any Operative Agreements to which it is or is to become a party nor any of the Overall Transaction will involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation by the Lessee in the preceding sentence is made in reliance upon and subject to the accuracy of the representations of the Participants in Sections 9(a)(viii) and 9(b)(ii).

(l) Financial Statements. The Lessee has furnished to each of the Participants the annual report of Airborne, Inc. (“Airborne”) on Form 10-K for the year ended December 31, 2000 and all quarterly reports on Form 10-Q filed with the SEC after that date. Such reports and statements fairly present the financial condition of Airborne as of the dates thereof and the results of operations of Airborne for the periods covered thereby. Since March 31, 2001, there has been no material adverse change in the business or financial condition of Airborne or the Lessee.

(m) No Misstatements or Omissions. Neither the financial statements referred to in Section 8(1) nor any other documents furnished by the Lessee or any other Lessee Party to the Owner Trustee, or any Participant in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, as of the date such statements were made, not misleading.

(n) Defaults. No Default exists and neither the Lessee nor any other Lessee Party is in default (i) in the payment of principal of, or interest on, any indebtedness for borrowed money, (ii) in the payment of rent under any aircraft lease, (iii) under any agreement with the Finance Lessor or the Owner Participant (or any Affiliate of either thereof) or (iv) under any other agreement that is binding on it or any of its property, which default would have a material adverse effect upon the operations, properties, prospects or financial condition of such Person or its ability to perform any of its obligations under the Operative Agreements.

(o) Sales and Use Tax. On the Delivery Date, all Sales Tax then due and payable in respect of the Aircraft shall have been paid by Lessee.

(p) Insurance. On the Delivery Date, all premiums on the insurance required by Section 11 of the Lease, to the extent due and payable, have been paid.

(q) Maintenance Reserves. The Lessee is not required to establish, fund or maintain any deposit or reserves for the purpose of funding the maintenance (whether or not regularly scheduled) or repair of (i) any Boeing 767-200 Series aircraft (or any component or part thereof) leased or sub-leased by the Lessee or (ii) any jet aircraft (or any component or part thereof) leased or sub-leased by the Lessee upon original delivery by the manufacturer thereof (or within a year thereafter) pursuant to a finance lease (any such deposit or reserves shall hereinafter be referred to as “Maintenance Reserves”).

(r) Pari Passu. The obligations of each Lessee Party under the Operative Agreements constitute direct, general and unconditional obligations of it and rank, and will rank,

in right of payment at least pan passu with all of its unsecured and unsubordinated indebtedness, whether now or hereafter outstanding.

Section 9. Representations and Warranties of Participants. (a) Owner Participant’s Representations and Warranties. The Owner Participant represents and warrants to each of the other parties hereto that:

(i) Organization. The Owner Participant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Enforceability. The Owner Participant has the company power and authority to execute, deliver and perform each of the Operative Agreements to which it is or is to be a party and each of such Operative Agreements has been duly authorized and at the time of delivery thereof will have been duly executed and delivered by it and will constitute its legal, valid and binding obligation, enforceable against the Owner Participant in accordance with its terms, except as the enforceability thereof maybe limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(iii) Investment Representation. The Owner Participant is acquiring the equity investment in the Aircraft and the Lease for its own account for investment and not with a view to, or for sale in connection with, any distribution. Neither the Owner Participant nor anyone acting on its behalf has offered any interest in the Aircraft, the Lease, the Finance Lease to anyone other than the Finance Lessor and not more than five other Persons.

(iv) Lessor Liens. The Aircraft, as of the Delivery Date, will be free of Lessor Liens attributable to it.

(v) No Conflicts, Etc. Neither the execution and delivery by the Owner Participant of this Agreement or any other Operative Agreement to which it is or is to be a party, nor the consummation by it of the transactions contemplated hereby or thereby nor the compliance by it with any of the terms and provisions hereof or thereof will contravene any Applicable Laws (it being understood that no representation or warranty is made with respect to Applicable Laws relating to aviation or to the nature of the equipment to be owned by the Owner Trustee, other than such Applicable Laws as relate to aircraft lease transactions generally), or any judgment or order applicable to or binding on it, or contravene, result in any breach of or constitute any default under, its certificate of formation or limited liability company agreement or any agreement or instrument to which it is a party or by which any of its properties may be bound.

(vi) No Consent Required. Neither the execution and delivery by it of this Agreement of any other Operative Agreement to which it is or is to be a party, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Authority other than as contemplated hereby (it being understood that no representation or warranty is made with respect to Applicable Laws relating to aviation or to the nature of the equipment to be owned by the Owner Trustee, other than such Applicable Laws as relate to aircraft lease transactions generally).

(vii) No Material Litigation. There are no proceedings pending or, to its knowledge, threatened, against or affecting the Owner Participant in any court or before any Governmental Authority or arbitration board or tribunal that relate to the Overall Transaction or that, if adversely determined, individually or in the aggregate would materially and adversely affect the Trust Estate or would question the right, power and authority of the Owner Participant to enter into or perform the Operative Agreements to which it is or is to be a party.

(viii) ERISA. No part of the Owner Participant’s interest in the Trust Estate is being acquired through the investment of the assets of any Plan.

(b) Finance Lessors’ Representations, Warranties and Covenants. The Finance Lessor represents, warrants and covenants to each of the other parties hereto that:

(i) Acquisition of Interest in Finance Lease. The Finance Lessor is acquiring its interest in the Finance Lease for its own account, for investment, and not with a view to the distribution or resale thereof, provided that the disposition of its property shall at all times be and remain within its control. Neither the Finance Lessor nor any Person acting on its behalf has offered its interest in the Finance Lease for sale to, or solicited any offer to acquire the same from, any Person. If the Finance Lessor shall decide to dispose of all or any portion of such interest, it is understood and agreed that such disposition may be made only in accordance with applicable securities laws. By making its investment in accordance with Section 2(b) of this Agreement, the Finance Lessor will be deemed to have confirmed on the Delivery Date all of the representations, warranties and covenants contained in this paragraph.

(ii) ERISA. No part of the Commitment contributed by the Finance Lessor for the purchase of the Aircraft shall have been provided through the investment of the assets of any Plan.

Section 10. Representations and Warranties of the Trust Company. The Trust Company represents and warrants to each of the other parties hereto that:

(a) Corporate Organization. The Trust Company is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and is a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15). It has all requisite corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has all requisite corporate power and authority as Owner Trustee to execute and deliver the other Operative Agreements to which it is or is to be a party.

(b) Authorization. The Trust Company, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, has taken all corporate action necessary to authorize the execution and delivery by it of the Operative Agreements to which it is or is to be a party, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) each such Operative Agreement has been or on the Delivery Date will be executed and delivered by one of its officers who is duly authorized to execute and deliver such Operative Agreement on its behalf. The Trust Agreement and (assuming that the Trust Agreement is the legal, valid and binding obligation of the Owner Participant) each of the other Operative Agreements to which the Owner Trustee is a patty have been duly executed and delivered by the Owner Trustee. The Trust Agreement and this Agreement are the legal, valid and binding obligations of the Trust Company, enforceable against the Trust Company in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally.

(c) No Conflicts, Etc. Neither the execution and delivery by the Trust Company, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party, nor the consummation by it of the Overall Transaction nor compliance by it with any of the terms or provisions thereof will contravene any Applicable Laws of the United States governing the banking or trust powers of the Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d) No Consent Required. Neither the execution and delivery by the Trust Company, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) as Owner Trustee, as the case may be, of each of the Operative Agreements to which it is or is to be a party, requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal Governmental Authority governing its banking or trust powers.

(e) Chief Place of Business; State of Location. The “chief place of business”, “chief executive office” and the state designated as the “state of location” (as such terms are used in Article 9 of the Uniform Commercial Code of the State of Utah) of the Owner Trustee, and the place where the administration of the Trust Estate will occur and where all its interests in, to and under all documents relating to the Trust Estate to which it is a party are kept, is located in Salt Lake City, Utah and the Owner Trustee agrees to give the Lessee, and the Participants written notice of any relocation of said chief executive office or the place where said records are kept from their present location or any designation of another state as its “state of location” for purposes of said Article 9.

(f) Title. On the Delivery Date, the Owner Trustee will have whatever title to the Aircraft and the remainder of the Trust Estate as was granted or conveyed to it on the Delivery Date, free and clear of any Lessor Liens attributable to it or to the Trust Company.

(g) The Trust Company has not taken, and the Trust Company will not take, any action to (i) qualify the trust created by the Trust Agreement as a “business trust” under the Delaware Business Trust Act (or any similar state law) or (ii) commence a voluntary case under the United States Bankruptcy code (as now or hereafter in effect) with respect to the trust created by the Trust Agreement or to file a petition or take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts with respect thereto.

Section 11. [reserved].

Section 12. Representations and Warranties of the Owner Trustee. The Owner Trustee represents and warrants to the other parties hereto as Owner Trustee that:

(a) Enforceability. The Operative Agreements to which it is a party as Owner Trustee constitute the legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terns except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar lawns affecting creditors’ rights generally.

(b) No Approvals Required. The execution, delivery and performance by the Owner Trustee of the Operative Agreements to which it is or is to be a party do not require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority in respect of or under Applicable Law on the part of the Owner Trustee.

(c) Compliance. The execution and delivery of this Agreement and the other Operative Agreements to which the Owner Trustee is a party and compliance by the Owner Trustee with all of the provisions hereof and thereof do not and will not contravene any Applicable Laws.

Section 13. Lessee Covenants. (a) Further Assurances, Etc. The Lessee will cause to be promptly and duly taken, executed, acknowledged or delivered all such further acts, conveyances, documents and assurances as the Owner Trustee, the Trust Company or any Participant may from time to time reasonably request in order more effectively to carry out the intent and purposes of any of the Operative Agreements and the Overall Transaction.

(b) Lessee to Defend Title. The Lessee covenants to the Owner Trustee that it will, at all times, at its own cost and expense, warrant and defend the title of the Owner Trustee and the Finance Lessor to the Aircraft against any Liens (other than Permitted Liens), claims and demands of or against the Lessee and all other Persons claiming under or through the Lessee.

(c) Merger, Consolidation, Etc., of Lessee. The Lessee shall not consolidate or merge with or into another corporation or liquidate into or sell all or substantially all of its assets to another Person without the prior written consent of the Owner Trustee and the Finance Lessor unless (i) such Person shall be a corporation (hereinafter the “successor corporation”) and shall be a Certificated Air Carrier, (ii) such successor corporation shall be authorized under all Applicable Laws to perform its obligations under the Operative Agreements, (iii) such successor corporation shall not have a Consolidated Tangible Net Worth which is less than the Consolidated Tangible Net Worth of the Lessee immediately prior to such consolidation, merger, liquidation or sale, (iv) such successor corporation shall deliver to the Owner Trustee, the Trust Company, and each Participant an agreement in form and substance reasonably satisfactory to each of the Owner Trustee, the Trust Company, and each Participant, containing an assumption by such successor corporation of the due and punctual performance of each covenant and condition of the Operative Agreements to be performed or observed by the Lessee, (v) such successor corporation shall deliver to the Owner Trustee, the Trust Company, and each Participant an opinion of counsel reasonably satisfactory in form and substance to each recipient to the effect that the agreement referred to in clause (iv) has been duly authorized, executed and delivered by such successor corporation and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (vi) immediately after giving effect to such transaction no Default shall have occurred and be continuing. Upon any such consolidation, merger, liquidation or sale in accordance with this paragraph (c), the successor corporation thereby formed shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under the Operative Agreements to which it is a party with the same effect as if such successor corporation had been named as the Lessee therein. No such sale of assets of the Lessee shall have the effect of releasing the Lessee or any successor corporation from its liability under the Operative Agreements to which it is a party. If at the time of any transfer pursuant to this paragraph (c) any of the Collateral shall be subject to the Lien of the Finance Lease or the Assignment Agreement, the Lessee shall do all things reasonably requested by the Finance Lessor to preserve and protect the security interest of the Finance Lessor in such Collateral.

(d) Registration. The Lessee, forthwith upon delivery of an Aircraft under the Lease, shall cause such Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, under the Federal Aviation Act, and shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for and maintain such registration.

(e) Opinion of Counsel. Promptly upon the registration of the Aircraft and the recordation with the FAA of the documents referred to in Section 5(g)(iii) hereof, the Lessee will cause Crowe & Dunlevy, P.C., special FAA counsel, to deliver to each Participant and the Owner Trustee a favorable opinion with respect to such recordation addressed to each of them.

(f) [reserved].

(g) Financial Reports. The Lessee shall cause Airborne to furnish to each Participant and the Owner Trustee during the Lease Term:

(i) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of Airborne, unaudited consolidated balance sheets of Airborne and its consolidated subsidiaries as of the end of such quarter and related consolidated statements of income, and cash flows of Airborne and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and certified by a financial officer of Airborne that they fairly present the consolidated financial condition of Airborne and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with generally accepted accounting principles applied to quarterly financial statements on a basis consistent with prior quarters (except as otherwise stated therein), subject to normal year-end adjustments; provided that so long as Airborne is subject to the reporting provisions of the Securities Exchange Act of 1934, as amended, delivery to such Persons within such time period of Airborne’s Quarterly Report on Form 10-Q as filed with the SEC shall satisfy the requirements of this paragraph (i);

(ii) within 120 days after the end of each fiscal year of Airborne, a copy of the annual report for such year for Airborne or the affiliated group of which the Lessee is a member (on a consolidated basis) and a consolidated balance sheet of Airborne and its consolidated subsidiaries as of the end of such fiscal year and related statements of income, shareholder’s equity and cash flows of the Airborne and its subsidiaries for such fiscal year, in comparative form with the preceding fiscal year all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Airborne which shall state that such consolidated financial statements present fairly the consolidated financial position of Airborne and its subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with generally accepted accounting principles on a basis consistent with prior years (except as otherwise stated therein) and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, that so long as Airborne is subject to the reporting provisions of the Securities Exchange Act of 1934, as amended, delivery to such Persons within such time period of Airborne Annual Report on Form 10-K as filed with the SEC shall satisfy the requirements of this paragraph (ii);

(iii) if not provided pursuant to paragraphs (i) or (ii) above, promptly after filing with the SEC, copies of any quarterly reports on Form 10-Q, annual reports on Form 10-K and Annual Reports to Shareholders of Airborne which may be so filed;

(iv) within 120 days after the end of each fiscal year of the Lessee, an Officer’s Certificate of Airborne relating to the Lessee and its consolidated subsidiaries, to the effect that the signer is familiar with or has reviewed the relevant terms of the Operative Agreements and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Lessee and its consolidated subsidiaries during the preceding fiscal year and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as of the date of such certificate, of any condition or event which constituted or constitutes a Lease Default or Lease Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

(v) from time to time, such other financial information relating to the Lessee and non-confidential data or information relating to the transactions hereby contemplated as any such Person may reasonably request (any such information provided to any such Person to be provided to each such Person).

(h) Use of Proceeds. The Lessee shall use the proceeds from the sale of the Aircraft to repay inter-company advances from Airborne Express, Inc. The Lessee will not use the proceeds from the sale of the Aircraft in any way that would result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.

(i) Security Deposit. The Lessee shall provide to the Finance Lessor on or prior to the first Delivery Date, and at all times thereafter as required under the Lease, shall maintain in effect in favor of the Finance Lessor (or, after the release of the Lease from the Lien of the Assignment Agreement, in favor of the Owner Trustee) the Security Deposit required under Section 20 of the Lease and Section 20 of the Finance Lease.

(j) Maintenance Reserves. In the event that the Lessee at any time or from time to time hereafter becomes obligated to establish, fund or maintain Maintenance Reserves in respect of any aircraft (or any component or part thereof) as referred to in Section 8(q) hereof, the Lessee shall thereupon (x) give notice of such event to the Owner Trustee, the Owner Participant, and the Finance Lessor, and (y) enter into an amendment to the Lease (in form and substance satisfactory to such Persons) providing that the Lessee shall establish, fund and maintain Maintenance Reserves (or, as the case may be, modify any provisions relating to Maintenance Reserves previously agreed to pursuant to this Section 13(j) in respect of the Aircraft pursuant to terms and conditions comparable to, and no less favorable than, those relating to any such aircraft.

Section 14. General Indemnities. (a) General Indemnity. The Lessee does hereby assume liability for, and does hereby agree (whether or not any of the transactions contemplated hereby shall be consummated and whether or not also indemnified by any manufacturer or subcontractor or any other Person, and without necessity of recourse thereto prior to recourse against the Lessee) to indemnify, protect, defend, save and hold harmless and keep whole each Indemnified Person from and against any and all liabilities (including but not limited to liabilities arising out of the doctrine of strict or absolute liability with or without fault in tort or otherwise or arising out of violation of Applicable Law of any kind), obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses and disbursements (including, without limitation, legal fees and expenses and costs of investigation), whether any of the foregoing be founded or unfounded, of whatsoever kind and nature (provided that this Section 14(a) shall not apply to indemnification for any Taxes other than as provided in clause (iii) below and in the last paragraph of this Section 14(a)) that may be imposed on, incurred by or asserted against any Indemnified Person, and in any way relating to or arising out of (i) the Aircraft, or any part thereof or the Operative Agreements (including, without limitation, the performance of all obligations of the Lessee under the Operative Agreements and payments made pursuant thereto or any other transactions contemplated thereby), (ii) any Lease Default, Lease Event of Default, Event of Loss, redemption, refunding, refinancing, prepayment or transfer of any interest in the Finance Lease made in accordance with the Operative Agreements (including any LIBOR Break Funding Amount payable under the Finance Lease or any other Operative Document in connection therewith), (iii) any amounts payable by the Owner Trustee under Section 3(h)(ii) of the Finance Lease or (iv) the design, manufacture, testing, financing, construction, purchase, acceptance, non-acceptance, possession, rejection, control, ownership, registration, delivery, nondelivery, use, operation, leasing, subleasing, storage, modification, replacement, substitution, pooling, interchange, condition, maintenance, repair, overhaul, sale, return, abandonment, redelivery or other disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Aircraft or any interest therein, including, without limitation, any claim or penalty arising out of violations of Applicable Laws, or in tort (strict or otherwise), latent or other defects, whether or not discoverable by any Indemnified Person or any other Person, loss of or damage to any property or the environment, death of or injury to any person, and any claim for patent, trademark or copyright infringement (collectively, “Expenses”): provided, however, that the foregoing indemnity shall not extend to any Expense of any Indemnified Person to the extent resulting from or arising out of one or more of the following:

(A) the incorrectness of any representation or warranty made by such Indemnified Person in the Operative Agreements;

(B) the failure by such Indemnified Person to perform or observe any material agreement, covenant or condition in any of the Operative Agreements (unless resulting solely from a failure by any Lessee Party to perform its obligations under the Operative Agreements);

(C) the willful misconduct or gross negligence of such Indemnified Person, other than willful misconduct or gross negligence imputed to such Indemnified Person solely by reason of its interest in any Airframe, any Engine, the Trust Estate, the Collateral or the Operative Agreements and other than willful misconduct or gross negligence that shall have been on the part of the Lessee in acting on behalf of such Indemnified Person;

(D) if such Indemnified Person shall be the Owner Trustee, a disposition (voluntary or involuntary) by the Owner Trustee of all or any part of its interest in any Airframe or any Engine or the Trust Estate (other than as expressly contemplated by the Lease or the Finance Lease, this Participation Agreement or the other Operative Agreements, including any such disposition arising from the exercise of remedies, but excluding any such disposition arising from the exercise of remedies under the Finance Lease solely as a result of an Event of Default not attributable to any Lease Event of Default) or, if such Indemnified Person shall be the Owner Participant, a disposition (voluntary or involuntary) by the Owner Participant of all or part of its interest in the Trust Estate (other than as expressly contemplated by Section 18 hereof), or, if such Indemnified Person shall be the Finance Lessor, any such disposition by the Finance Lessor of all or any part of its interest in any Airframe or any Engine, the Trust Estate, the Collateral or the Operative Agreements (other than as expressly contemplated by the Lease or the Finance Lease, this Participation Agreement or the other Operative Agreements including any such disposition arising from the exercise of remedies, but excluding any such disposition arising from the exercise of remedies under the Finance Lease solely as a result of an Event of Default not attributable to any Lease Event of Default).

(E) acts or events that occur with respect to any Airframe, any Engine or any Part after the earliest of: (I) the return of possession of such Airframe, Engine or

Part to the Lessor in accordance with the provisions of the Lease (including, without limitation, upon the commencement of any period of storage pursuant to Section 5(d) of the Lease), except if a Lease Event of Default is continuing, (II) the termination of the Lease Term as provided in Section 10(a) of the Lease and (III) the expiration of the Lease Term and the satisfaction by the Lessee of all of its obligations under the Operative Agreements; provided, however, that nothing in this clause (E) shall be deemed to exclude or limit any claim that any Indemnified Person may have under Applicable Laws, by reason of a Lease Event of Default or for damages from the Lessee for breach of the Lessee’s covenants contained in the Operative Agreements;

(F) if such Indemnified Person shall be the Finance Lessor, any failure on the part of the Finance Lessor to distribute funds in accordance with the provisions of Appendix AF of the Finance Lease, or, if such Indemnified Person shall be the Owner Participant, any failure by the Owner Trustee or the Trust Company to distribute funds in accordance with the Trust Agreement;

(G) the Finance Lessor’s incurring any Expense (other than applicable LIBOR Break Funding Amount) by reason of any loss of anticipated cash-flow or earnings on any its interest in the Finance Lease resulting from any redemption or prepayment of such interest permitted in the Operative Agreements or by reason of translation of Dollars into any other currency or any other currency into Dollars; or

(H) the settlement of any claim, action, suit or proceeding, criminal or civil, effected without the prior written consent of the Lessee (except that such consent shall not be required in the circumstances described in clauses (x) and (y) of the next succeeding paragraph).

The indemnities set forth in this Section 14(a) shall not constitute a guaranty, representation or warranty to any Indemnified Person of or as to the value or useful life of the Aircraft or a guaranty, representation or warranty that any obligation incurred by the Owner Trustee to finance Lessor’s Cost of the Aircraft will be paid. Upon payment in full of any indemnity pursuant to this Section 14(a), the Lessee shall, to the extent of such payment and so long as no Specified Default and no Lease Event of Default shall have occurred and be continuing, be subrogated to any rights of the Indemnified Person in respect of the matter against which such indemnity was given (other than any rights under Section 8.01 of the Trust Agreement or Section 9 of the Finance Lease and other than claims under insurance policies separately maintained by such Indemnified Person).

The Lessee (and, at the Lessee’s option, its insurers) shall investigate and defend (including negotiation of any compromise or settlement advisable in the Lessee’s judgment and not adverse to the interests of any Indemnified Person) any matter for which indemnification is sought under this Section 14(a) and shall employ for such purpose the counsel of its choosing (which counsel shall, however, be reasonably acceptable to the Indemnified Person) and each Indemnified Person shall, at the Lessee’s expense, cooperate fully with the Lessee (or such insurers) with respect thereto; provided, however, that the Lessee (and, unless required by a policy which insures the indemnified matter, such insurers) shall not be entitled to defend any such matter if (x) a Specified Default or a Lease Event of Default has occurred and is continuing or (y) there is, in the reasonable judgment of the Indemnified Person, an actual risk of a finding of criminal liability or a material danger of the sale, forfeiture, loss of, or the creation of a Lien on or with respect to, any Aircraft or any Engine or the Trust Estate or (z) such matter concerns claims indemnified under this Section 14(a) and claims not so indemnified and the Lessee has been unable to obtain a severance of such unindemnified claims. In any instance in which the Lessee shall be controlling the defense of any action, the Indemnified Person shall have the right to employ separate counsel and to participate therein, provided that the fees and expenses of such counsel shall be paid by the Indemnified Person, unless the Lessee has specifically authorized such counsel or the named parties to such action (including impleaded parties) include both, on the one hand, the Owner Participant, the Owner Trustee, or the Finance Lessor and, on the other hand, the Lessee, and representation of both sets of parties, in the reasonable opinion of the Indemnified Person, would be inappropriate due to actual or potential conflicting interests between them, in which case the Lessee shall be responsible for the fees and expenses of such counsel.

The Lessee will pay interest at the Overdue Rate to the relevant Indemnified Person for any indemnities not paid when due. The rights of the Owner Participant under this Section 14(a) shall not be affected by any insurance maintained by or for the benefit of the Owner Participant and which the Owner Participant, or any of its Affiliates obtained for their own account.

The Lessee’s indemnity obligation to an Indemnified Person under this Section 14(a) shall include any amount necessary to hold such Indemnified Person harmless, after taking into account any tax benefits realized by such Indemnified Person, from the net amount of all Taxes actually required to be paid by such Indemnified Person by reason of the receipt or accrual of such indemnity (without regard to any exceptions applicable in Section 14(b) hereof) (the foregoing being referred to as paying on an “After-Tax Basis”); provided, however, that such Indemnified Person shall provide such certifications, information and documentation as shall be reasonably requested by the Lessee to minimize any payment pursuant to this paragraph and; provided, further, that it is not the intention of the parties that an Indemnified Person be placed in a better economic position than such Indemnified Person would have been in had the events giving rise to the receipt or accrual of such indemnity not occurred.

(b) General Tax Indemnity. Except as provided in Section 14(c) hereof, the Lessee agrees to indemnify, defend and hold harmless on an After-Tax Basis each Indemnified Person against any and all Taxes, imposed against or payable by any Indemnified Person, or imposed on or against or with respect to the purchase price for any Aircraft, Rent or any other payment made pursuant to the Operative Agreements, all or any part of, or interest in, any Aircraft, any Airframe, any Engine or any Part, any Indemnified Person, the Lessee or any Affiliate thereof, the Trust Estate or the Collateral or any other interest arising under any Operative Agreement (or any interest in any of the foregoing) by any Federal, state or local government, political subdivision, or taxing authority in the United States, by any government or taxing authority of or in a foreign country or of or in a territory or possession of the United States of America, or by any international authority, upon or with respect to or in connection with, based upon or measured by, in whole or in part:

(i) any Aircraft, any Airframe, any Engine or any Part or any interest in any of the foregoing;

(ii) the manufacture, purchase, mortgaging, financing, refinancing, ownership, delivery, redelivery, transport, location, leasing, subleasing, possession, use, operation, condition, maintenance, repair, return, abandonment, preparation, storage, transfer of title, sale, acceptance, importation, exportation, rejection or other disposition of or action or event with respect to any Aircraft, any Airframe, any Engine or any Part or any interest in any of the foregoing;

(iii) the rentals, receipts, income or earnings arising from the purchase, financing, ownership, delivery, redelivery, leasing, subleasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of any Aircraft, any Airframe, any Engine or any Part or any interest in any of the foregoing;

(iv) the Operative Agreements or amendments or supplements thereto, their execution or the transactions contemplated thereby or any proceeds or payments under any thereof; or

(v) otherwise with respect to or in connection with the transactions contemplated or effected by the Operative Agreements.

(c) Exclusions. The indemnity provided for in Section 14(b) above shall not apply to any of the following:

(i) in the case of an Indemnified Person, Taxes (other than sales, use, value-added, excise, property or rental Taxes or Taxes in the nature thereof) on, based on, or measured by or with respect to the gross or net income, gross or net receipts, minimum or alternative minimum taxable income (collectively, “Income Taxes”) of such Indemnified Person imposed by the United States of America or any state or local government or other domestic taxing authority within the United States of America (each, a “U.S. Taxing Authority”); provided that there shall not be excluded under this paragraph (i): (A) any Income Taxes imposed by any state or local taxing authority in the United States of America to the extent such Taxes would not have been imposed but for the operation, registration or presence of any Aircraft, any Airframe, any Engine or any Part in, the conduct of any activities by the Lessee or any of its Affiliates (or the situs of organization of any such Person) in, or the Lessee’s making payments under the Operative Agreements from, the jurisdiction imposing such Taxes and (B) any Income Taxes imposed by withholding (unless, in the case of this clause (B), such Income Taxes would not have been imposed but for a transfer by the Owner Participant of its interest in any Aircraft to a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code and are imposed under Applicable Laws in effect on the date of such transfer);

(ii) Taxes imposed on or against or payable by a transferee of an Indemnified Person to the extent of the excess of such Taxes (under Applicable Law as in effect on the date of transfer) over the amount of such Taxes which would have been imposed and indemnified hereunder had there not been a transfer by the original Indemnified Person from which such transferee derives its interest of any interest in any Aircraft, any Airframe, any Engine or any Part, the Finance Lease, the Trust Estate, any

Indemnified Person or the Operative Agreements, provided that this exclusion (ii) shall not apply with respect to any transfer occurring after the occurrence and during the continuation of a Specified Default or a Lease Event of Default;

(iii) Taxes imposed with respect to any period commencing after the earliest of (x) the expiration of, or earlier termination of, the Term or (y) the earlier discharge in full of the Lessees obligation to pay Stipulated Loss Value and all amounts due under the Operative Agreements, or (z) in the case of property taxes attributable to any Aircraft, return of possession of such Aircraft to the Lessee in accordance with the Lease; except that Taxes incurred in connection with the exercise of any remedies pursuant to the Lease or the exercise of any remedies under the Finance Lease following the occurrence of a Specified Default or a Lease Event of Default shall not be excluded from the indemnity provided for in Section 14(b) hereof by this exclusion (iii) and that Taxes related to events occurring or matters arising prior to or simultaneously with the earliest of the times set forth in clauses (x)-(z) shall not be excluded from the indemnity provided for in Section 14(b) hereof by this exclusion (iii);

(iv) Taxes imposed on or against an Indemnified Person that would not have been imposed but for (x) the gross negligence or willful misconduct of such Indemnified Person, (y) the inaccuracy or breach of a representation, warranty or covenant of such Indemnified Person in any Operative Agreement, but only if and to the extent such inaccuracy or breach is not due to an act or omission of, or the inaccuracy or breach of any representation by the Lessee or any other sublessee or user of any Aircraft, any Airframe, any Engine or any Part;

(v) Taxes imposed on or against an Indemnified Person that result from (x) a voluntary transfer or other voluntary disposition by such Indemnified Person of all or any portion of an interest in any Aircraft, any Airframe, any Engine or any Part, the Trust Estate, the Finance Lease or the Operative Agreements (other than (I) transfers occurring while a Lease Event of Default or Specified Default shall have occurred and be continuing, (II) transfers resulting from any modification, alteration, substitution, replacement or improvement with respect to any Aircraft, any Airframe, any Engine or any Part, (III) any transfers that occur or are deemed to occur as a result of the exercise of any right or the performance of any obligation by the Lessee under the Operative Agreements, and (IV) any transfers occurring on or about the Delivery Date in connection with the closing of the transactions contemplated by the Operative Agreements (including, without limitation, the transfer effected by the purchase and lease of the Aircraft pursuant to this Participation Agreement, the Finance Lease and the Lease) (each an “Excluded Transfer”)) or (y) an involuntary transfer (other than any Excluded Transfer) by such Indemnified Person of all or any part of an interest in any Aircraft, the Trust Estate, the Finance Lease or the Operative Agreements in connection with any bankruptcy or other proceeding for the relief of debtors in which such Indemnified Person or any of its Affiliates is the debtor or any foreclosure by a creditor of such Indemnified Person or any of its Affiliates that is unrelated to the transactions contemplated by the Operative Agreements;

(vi) [reserved];

(vii) Taxes imposed on an Indemnified Person by reason of the failure of such Indemnified Person or any of its Affiliates to take such action as is required of it by Section 14(f), (h) or (i) unless such failure is due to the failure of the Lessee to provide such information or take such action in respect of such Taxes as is required of it under any Operative Agreement and in the case of any failure to take any action required by Section 14(f), only if such failure precludes the contest of such Taxes;

(viii) in the case of an Indemnified Person, Income Taxes imposed on such Indemnified Person by any taxing authority of or in a country other than the United States; provided that there shall not be excluded under this exclusion (viii) any such Income Taxes which are imposed as a result of (u) any payments under the Operative Agreements that are made or deemed made from the jurisdiction imposing the Tax, (v) the execution or delivery of the Operative Agreements in such jurisdiction, (w) the operation or use by any Person of any Aircraft, any Airframe, any Engine, any Part or the situs of organization of the Lessee, any holder of an interest in the Finance Lease or any of their respective agents or Affiliates (or any such Person conducting activities) in such jurisdiction, (x) the location or presence of any Aircraft, any Airframe, any Engine or any Part in such jurisdiction, (y) the activities of the Lessee or any other Person acquiring use of any Aircraft, any Airframe, any Engine or any Part through the Lessee (or their agents or Affiliates) in such jurisdiction and/or (z) any combination of the foregoing;

(ix) any Taxes, while such Taxes are being contested in accordance with the contest provisions of Section 14(f) hereof; provided, however, that the foregoing shall not limit the Lessee’s obligations under Section 14(f) (including the Lessee’s obligation to advance to such Indemnified Person amounts with respect to Taxes that are being contested in accordance with Section 14(f) or any expenses incurred by such Indemnified Person in connection with such contest);

(x) any Finance Lease Withholding Taxes (it being acknowledged and agreed that any liability of Lessee for Finance Lease Withholding Taxes will be governed solely by Section 14(o) hereof): or

(xi) Taxes which have been included in Lessor’s Cost;

provided, that none of the foregoing exclusions i-xi shall be interpreted to exclude any sales or use tax payable in respect of Rent or the sale of the Aircraft by the Lessee to the Owner Trustee, or by the Owner Trustee to the Finance Lessor, on the Delivery Date, or the sale of the Aircraft by the Owner Trustee to the Lessee pursuant to Section 15.

(d) Calculation of Payments. Any payment which the Lessee shall be required to make to or for the account of any Indemnified Person with respect to any Tax (including any amounts payable under Section 14(o)) or Finance Lease Withholding Tax which is subject to indemnification under this Section 14 shall be paid on an After-Tax basis. If an Indemnified Person or any Affiliate of such Indemnified Person who files any tax return on a combined, consolidated, unitary or similar basis with such Indemnified Person shall actually realize any saving of any Tax (other than any such saving attributable to the utilization of a foreign tax credit for United States federal income tax purposes) not indemnified by the Lessee pursuant to the Operative Agreements by reason of any amount with respect to which the Lessee has indemnified such Indemnified Person pursuant to Section 14(b) or Section 14(n) or Section 14(o) or Section 14(p), and such Tax saving was not taken into account in determining the amount payable by the Lessee on account of such indemnification, such Indemnified Person shall pay to the Lessee, so long as no Specified Default or Lease Event of Default shall have occurred and be continuing, within 30 days after such Indemnified Person shall have actually realized such Tax saving, the amount of such saving, together with the amount of any Tax savings resulting from any payment pursuant to this sentence reduced by any withholding Taxes imposed on such payment; provided that the Lessee shall not be entitled to receive an amount in excess of all amounts previously paid by the Lessee pursuant to Section 14(b) or Section 14(n) or Section 14(o) or Section 14(p) to such Indemnified Person or to the relevant taxing authority on behalf of such Indemnified Person (less the aggregate amount of all prior payments by such Indemnified Person to the Lessee under this Section 14(d)), and provided, further, that any amount otherwise due to the Lessee pursuant to this sentence shall be withheld to the extent of any payment or indemnity then due from the Lessee to or on behalf of such Indemnified Person pursuant to the Operative Agreements and not made (and any amount so withheld shall not be payable before such time and to such extent as the Lessee shall have made such payments or indemnities). If it is later determined that the Indemnified Person was not entitled to such tax savings, the portion of such tax savings that is repaid, recaptured or disallowed will be treated as Taxes for which the Lessee must indemnify the Indemnified Person pursuant to the provisions of Section 14(b) hereof but without regard to the provisions of Section 14(c) with respect to that type of tax.

(e) Payment. The Lessee shall pay any Tax for which it is liable pursuant to this Section 14 (other than Section 14(o) hereof) directly to the appropriate taxing authority or upon demand of an Indemnified Person to such Indemnified Person in immediately available funds, within 30 days of a written demand, but in no event prior to the date such Tax is due (including all extensions), or, in the case of Taxes which are being contested, the time provided for in section 14(f) hereof. Any such demand shall specify in reasonable detail the calculation of the payment and the facts upon which the right to payment is based. Each Indemnified Person shall promptly forward to the Lessee any notice, bill or advice received by it from the relevant taxing authority concerning any Tax or Withholding Tax which the Lessee may be required to indemnify against hereunder. The Lessee upon the reasonable written request of an Indemnified Person shall furnish such Indemnified Person with the original or a certified copy of a receipt (if any is available to the Lessee) for the Lessee’s payment of any Tax that is subject to indemnification pursuant to this Section 14, or such other evidence of payment of such Tax as is acceptable to such Indemnified Person (and available to the Lessee), similarly, an Indemnified Person upon reasonable written request of the Lessee shall furnish the Lessee with the original or a certified copy of a receipt (if any is available to such Indemnified Person) for such Indemnified Person’s payment of any Tax that is subject to indemnification pursuant to this Section 14, or such other evidence of payment or such Tax as is acceptable to the Lessee (and available to such Indemnified Person).

(f) Contest. If a written claim is made against an Indemnified Person for any Taxes (it being understood and agreed that “Taxes” includes Finance Lease Withholding Taxes for all purposes of this Section 14) with respect to which the Lessee is liable for payment or indemnity hereunder, such Indemnified Person shall give the Lessee notice in writing of such claim within 30 days after its receipt, but the failure to give such notice shall not diminish the Lessee’s obligation hereunder except to the extent such failure precludes the Lessee from contesting such claim. The Indemnified Person shall in good faith, and at the Lessee’s expense, if timely requested in writing by the Lessee within 30 days of receipt of notice from such Indemnified Person (or such earlier time as may be required by law or regulation for the Indemnified Person to commence such contest), contest in the name of the Indemnified Person, or provided no unrelated issues are or might be involved and if permissible as a matter of law, at the request of the Lessee, permit the Lessee to contest in the name of the Lessee or the Indemnified Person (unless the Indemnified Person in good faith shall determine that such contest by the Lessee could have an adverse impact on the business or operations of such Indemnified Person or any Affiliate thereof, in which case the Indemnified Person may retain or reassert control of the contest) (any contest being contested by the Lessee in the name of the Lessee or by the Lessee in the name of the Indemnified Person being referred to herein as a “Lessee-Controlled Contest”) the validity, applicability or amount of such Taxes by:

(i) resisting payment thereof if practical;

(ii) not paying the same except under protest if protest is necessary and proper;

(iii) if the payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

(iv) taking such other action as is reasonably requested by the Lessee from time to time.

Notwithstanding the foregoing provisions of this Section 14(f), such Indemnified Person shall not be required to take any administrative or judicial action and the Lessee shall not be able to contest such unless (A) the Lessee shall have agreed to pay, and shall pay, such Indemnified Person on demand and on an After-Tax Basis all reasonable out-of-pocket costs, losses and expenses which such Indemnified Person may incur in connection with contesting such Taxes, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the amount of the potential indemnity (together with the amount of all similar or logically related claims that have been or could be raised in any audit involving such Indemnified Person for which the Lessee may be liable to pay an indemnity under this Section 14) exceeds $30,000 in connection with the transactions contemplated by the Operative Agreements, (C) if a Specified Default or Lease Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to such Indemnified Person, (D) the action to be taken will not result in any material danger of sale, forfeiture or loss of any Aircraft, any Airframe, any Engine or any Part or any interest therein, and (E) the Lessee shall, at its option, either (x) pay or reimburse the Indemnified Person for such Taxes (plus any additional amounts calculated in accordance with Section 14(d) hereof) or (y) provide to the Indemnified Person an interest-free advance in an amount equal to the Tax which the Indemnified Person is required to pay (and shall indemnify such Indemnified Person, in a manner in form and substance satisfactory to such Indemnified Person, against any adverse tax consequences arising from such advance), (F) in the case of a Lessee-Controlled Contest, the Lessee shall have delivered to the Indemnified Person a written acknowledgment of its liability under this Section 14 for such Taxes to the extent such contest is not successful (provided, however, that the Lessee will not be bound by its acknowledgment of liability if the contest is resolved with a written decision of the adjudicator on a basis that indicates that the Lessee has no liability under this Section 14 with respect to such Tax) and (G) in the case of any contest that is not being contested in the name of the Lessee, the Lessee has provided to such Indemnified Person an opinion of independent tax counsel selected by such Indemnified Person, as the case may be, and reasonably satisfactory to the Lessee that there is a Reasonable Basis in law that the contest will be successful (and an opinion reaffirming such opinion in the case of an appeal of any adverse judicial determination). In no event shall an appeal to the United States Supreme Court be required. The parties further agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any claim for a Tax, provided, however, that if the Lessee has properly requested such contest pursuant to this Section 14(f) and performed all of its obligations hereunder, such Indemnified Person shall waive its rights to any indemnity payment by the Lessee which would otherwise be payable by the Lessee pursuant to this Section 14 in respect of such claim.

Notwithstanding anything to the contrary contained in this Section 14(f), an Indemnified Person shall not be required to contest (and the Lessee shall have no contest rights hereunder in respect of) any proposed claim for Taxes if the subject matter thereof shall be of a continuing nature and shall have been previously decided by a court of competent jurisdiction pursuant to the contest provisions of this Section 14(f), unless there shall have been a change in law after the date with respect to which such previous contest shall have been decided, and the Indemnified Person shall have received, at the Lessee’s expense, an opinion of independent tax counsel selected by such Indemnified Person and reasonably acceptable to the Lessee that as a result of the change in law, there is a substantial likelihood (although not necessarily more likely than not) that the Indemnified Person will prevail in such contest.

If an Indemnified Person shall fail to perform its obligations under this Section 14(f) in respect of a claim for Taxes, such failure shall not discharge, diminish or relieve the Lessee of any liability for indemnification that it may have to such Indemnified Person hereunder, unless the contest of such claim is precluded as a result of such failure.

(g) Refund. Upon receipt by an Indemnified Person of a refund of all or part of any Taxes which the Lessee shall have paid an indemnity to such Indemnified Person or for which the Lessee shall have advanced funds to such Indemnified Person, such Indemnified Person shall, so long as no Specified Default or Lease Event of Default shall have occurred and be continuing, pay or repay to the Lessee an amount which, after the adjustment of the amount of any further net tax savings realized by such Indemnified Person as a result of the payment under this paragraph, and the adjustment of any net tax detriment realized by such Indemnified Person as a result of the receipt or accrual of such refund and any interest received or accrued by such Indemnified Person on such refund, is equal to the amount of such refund and any interest received by such Indemnified Person that is fairly attributable to such refund, provided, however, that such amount shall be reduced by the amount of any payment or indemnity then due from the Lessee to or on behalf of such Indemnified Person pursuant to the Operative Agreements and not made (and any amount so withheld shall not be payable before such time and to such extent as the Lessee shall have made such payments or indemnities). If it is later determined that the Indemnified Person was not entitled to such refund, the portion of such refund that is repaid, recaptured or disallowed will be treated as Taxes for which the Lessee must indemnify the

Indemnified Person pursuant to this Section 14 pursuant to the provisions of Section 14(b) hereof but without regard to the provisions of Section 14(c).

(h) Reports. The Lessee shall provide such information as may be available to it and reasonably requested in writing by an Indemnified Person or required to enable an Indemnified Person to fulfill its tax filing requirements or to contest Taxes with respect to the transactions contemplated hereby, similarly, an Indemnified Person shall provide such information as may be available to it and reasonably requested in writing by the Lessee or required to enable the Lessee to fulfill its tax filing requirements or to contest Taxes with respect to the transactions contemplated hereby (except that such Indemnified Person shall not be required to provide its tax returns or any other confidential information). In the event that any return, statement or report is required to be made or filed with respect to any Tax on or indemnified against by the Lessee under this Section 14 or imposed on or with respect to an Indemnified Person in connection with the Overall Transaction, the Lessee shall notify the Owner Participant and such Indemnified Person (if other than the Owner Participant) of such requirement and (i) to the extent permitted by law (unless otherwise requested by the Indemnified Person) or required by law, make and file in its own name such return, statement or report in such manner as will show the ownership of the Aircraft in the name of the Lessor and furnish the Owner Participant with a copy of such return, statement or report (ii) where such return, statement or report is required to be in the name of or filed by such Indemnified Person or the Indemnified Person otherwise requests that such return, statement or report be filed in its name, prepare and furnish such return, statement or report for filing by such Indemnified Person, in such manner as shall be satisfactory to such Indemnified Person and send the same to the Indemnified Person for filing no later than thirty (30) days prior to the due date (it being understood and agreed that the sole consequence of the Lessee’s failure to send such return, statement or report 30 days prior to the due date shall be that the Lessee shall indemnify the relevant Indemnified Person and will hold such Person harmless against, on an After-Tax Basis, any and all Taxes in respect of which such return, statement or report relies together with interest and penalties imposed as a result of such Indemnified Person’s failure to timely file such report and without regard to the provisions of Section 14(c) hereof) or (iii) where such return, statement or report is required to reflect items in addition to Taxes imposed on or indemnified against under this Section 14 as determined by such Indemnified Person, provide such Indemnified Person with information within a reasonable time, sufficient to permit such return, statement or report to be properly made and timely filed with respect thereto. If an Indemnified Person fails to file a return that it is legally entitled to file after it has been properly prepared by the Lessee in accordance with this Section 14(h) and received by such Indemnified Person at least 30 days prior to the due date of such return, the Lessee or shall not be liable for Taxes imposed as a result of the failure to file such return unless such Indemnified Person has determined in good faith that filing such return could have an adverse impact on the business or operations of such Indemnified Person or any Affiliate thereof.

(i) Forms, Etc. Each Indemnified Person agrees to furnish to the Lessee from time to time, at the Lessee’s request and expense, such duly executed and properly completed forms as it may be legally entitled to furnish as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any taxing authority in respect of any payments otherwise required to be made by the Lessee pursuant to the Operative Agreements, which reduction or exemption maybe available to such Indemnified

Person, unless such Indemnified Person has determined in good faith that furnishing such form could have an adverse impact on the business or operations of, or would result in an adverse consequence to such Indemnified Person or any Affiliate thereof.

(j) Records. The Lessee shall make available for inspection and copying by an Indemnified Person (at the Indemnified Person’s expense) such records that are regularly maintained by the Lessee in the ordinary course of the Lessee’s business as may be reasonably necessary to enable such Indemnified Person to fulfill its tax return filing obligations or to contest Taxes, but subject to reasonable confidentiality requirements of the Lessee.

(k) Non-Parties. If an Indemnified Person is not a party to this Participation Agreement, the Lessee may require the Indemnified Person to agree in writing, in a form reasonably acceptable to the Lessee, to the terms of this Section 14 prior to making any payment to such Indemnified Person under this Section 14.

(l) Affiliated Group. For purposes of this Section 14, the term “Owner Participant” shall be deemed to include every member of an affiliated group of which the Owner Participant is or becomes a member if consolidated, unitary or combined reports are or shall be filed for such affiliated group for Federal, State or local tax purposes.

(m) Verification. The results of all computations required under this Section 14 with respect to an indemnity provided for in Section 14(b), together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Lessee in writing. If the Lessee so requests within 30 days after receipt of such computations, any determination shall be reviewed by a nationally recognized independent United States accounting firm mutually acceptable to the relevant Indemnified Person and the Lessee who shall be asked to verify, after consulting with the Lessee and the relevant Indemnified Person, whether the relevant Indemnified Person’s computations are correct, and to report its conclusions to both the Lessee and the relevant Indemnified Person. Subject to satisfactory confidentiality agreements, the relevant Indemnified Person, and the Lessee hereby agree to provide such accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith, provided, however, that no Indemnified Person shall be required to disclose its tax returns or any documents related thereto that such Indemnified Person determines in its sole discretion to be confidential in connection with such verification, and the parties hereto agree that each Indemnified Person shall have sole control over the positions taken with respect to its tax returns and filings. The fees of the accountants in verifying an adjustment pursuant to this Section 14 shall be paid by the Lessee, unless such verification discloses an error adverse to the Lessee of 10% or more of the amount determined by such accounting firm, in which case such fees shall be paid by the relevant Indemnified Person. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto, and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the relevant Indemnified Person and the Lessee shall have no right to inspect the books, records, tax returns or other documents of or relating to the relevant Indemnified Person to verify such computations or for any other purpose. The parties hereby agree that the accounting firm’s sole responsibility shall be to verify the computation of any amounts payable under this Section 14 and that matters of interpretation of this Participation Agreement are not within the scope of such accounting firm’s responsibilities.

(n) Withholding on Lease Payments. The Lessee agrees that all payments of Rent (including Stipulated Loss Value) shall be free of any deduction or withholding of any nature whatsoever, and in the event any withholding is required, the Lessee shall pay at the same time that any payment of Rent is due and payable under the Lease an additional amount, on an After-Tax Basis, such that the net amount actually received by the person entitled thereto, free of deduction and withholding, will equal the amount then due absent such deduction and withholding. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed with respect to any payment of Rent which withholding tax is not the responsibility of the Lessee under this Section 14 (other than this subsection (n)), then the Indemnified Person which received the payment in respect of which such tax was withheld shall pay to the Lessee an amount which equals such additional amount paid by the Lessee with respect to, or as a result of, such withholding tax.

(o) Withholding Taxes on Finance Lease Payments. (i) Except as otherwise provided herein, the Lessee will indemnify the Finance Lessor and each other Holder from time to time of an interest in the Finance Lease and their respective Affiliates, agents, successors, permitted assigns, directors, officers and servants (for purposes of this Section 14 a “Finance Lease Indemnified Person”) for any present or future withholding taxes imposed during the Basic Term (on or with respect to any payments made pursuant to the Finance Lease) by any government or any political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax or similar liabilities with respect thereto (individually, a “Finance Lease Withholding Tax” and collectively, “Finance Lease Withholding Taxes”), provided that the Lessee shall have no obligation or liability under this Section 14(o) in respect of (A) any Finance Lease Withholding Taxes imposed under Applicable Law in the case of any payment to or for the account of the Finance Lessor as of the date hereof (the “Original Finance Lessor”) until the Original Finance Lessor delivers to the Lessee evidence reasonably satisfactory to the Lessee that Finance Lease payments to the Original Finance Lessor are not subject to withholding based on Applicable Law as of the date such evidence is delivered, (B) any Finance Lease Withholding Taxes to the extent that such Finance Lease Withholding Taxes could have been avoided or reduced if the affected Holder had complied with, or been eligible to comply with, Section 14(o)(ii), (C) any Finance Lease Withholding Taxes imposed on a Holder or on any payments to or for the account of any Holder under Applicable Law on the date of the transfer to such Holder of an interest in the Finance Lease to the extent that in the absence of this Section 14(o)(i)(C), the Finance Lease Withholding Taxes that would be indemnifiable hereunder in respect of the transferred interest are in excess of the Finance Lease Withholding Taxes that would be indemnifiable hereunder in respect of the transferred interest if such interest had not been so transferred provided that this clause (C) shall not serve to reduce any indemnity for Finance Lease Withholding Taxes for any Holder that is a transferee of an interest in the Finance Lease from either the Original Finance Lessor or any entity described in clause (B) above, and provided further that this clause (C) shall not apply to any transfer that occurs after the occurrence and during the continuation of a Specified Default or a Lease Event of Default and (D) any Finance Lease Withholding Taxes imposed with respect to a payment to any Holder following a transfer to such Holder that does not satisfy the requirements of Section 16(g) hereof, If any Finance Lease Withholding Taxes are so levied or imposed and not excluded from indemnification pursuant to the proviso contained in the first sentence of this Section 14(o) or pursuant to the preceding sentence, the Lessee agrees to pay directly to such Holder on an After-Tax basis the full amount of such Finance Lease Withholding Taxes and such additional amounts as may be necessary so that after withholding or deduction for or on account of such Finance Lease Withholding Taxes, the amount received by such Holder will not be less than the amount such Holder would have received in the absence of such Finance Lease Withholding Tax. The Lessee will cause the Owner Trustee to furnish to the affected Holder within forty-five (45) days after the date on which the payment of any Finance Lease Withholding Tax is due pursuant to Applicable Law certified copies of tax receipts evidencing such payment by the Owner Trustee, if reasonably available to the Owner Trustee or Lessee and if not provided by the Holder. If the Lessee fails to cause the Owner Trustee to fully and timely pay all Finance Lease Withholding Taxes to the relevant taxing authority and pay all additional amounts to any affected Holder in accordance with this Section 14(o)(i), then the Lessee will indemnify the applicable Holder for and hold such Holder harmless against, and reimburse such Holder upon its written request for, on an After-Tax basis, the amount of such Finance Lease Withholding Taxes levied or imposed and paid by such Holder.

(i) The Original Finance Lessor (unless the Finance Lessor is a United States Person within the meaning of Section 7701(a)(30) of the Code) covenants and agrees that it will deliver to the Lessee and the Owner Trustee two complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN, as applicable, evidencing its qualification for a reduction in the rate of withholding based on Applicable Law as of the Delivery Date, and that, promptly upon becoming eligible for a complete withholding exemption, it will deliver to the Lessee and the Owner Trustee two complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN, as applicable, evidencing its qualification for a complete exemption from United States federal Finance Lease Withholding Tax on all payments made under the Finance Lease. On or prior to the date on which all or any portion of an interest in the Finance Lease is transferred to a subsequent Holder (other than a subsequent Holder that is a United States Person within the meaning of Section 7701(a)(30) of the Code), such subsequent Holder shall deliver to the Lessee two complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN, as applicable, evidencing its qualification for a complete exemption from United States federal withholding tax on all payments made to such Holder under the Finance Lease. From time to time as necessary to evidence the Original Finance Lessor’s or any such Holder’s qualification for an exemption from (or reduction of) United States federal withholding tax on all payments made to the Original Finance Lessor or such Holder under the Finance Lease, the Original Finance Lessor or such Holder each agrees to deliver to the Lessee additional complete signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN or such other forms or documents (unless the Original Finance Lessor or such Holder does not so qualify), as applicable, evidencing such qualification. In the case of Finance Lease Withholding Taxes other than United States federal withholding taxes, the Original Finance Lessor and each Holder shall, to the extent reasonably possible, file such other forms or documents as it shall be legally entitled to provide and as shall be necessary in order to claim complete or partial exemption from such Finance Lease Withholding Taxes, provided that the last sentence of this Section 14(o)(ii) shall not apply with respect to such Finance Lease Withholding Taxes where the Original Finance Lessor or such Holder is in good faith unaware of the need to file such other forms and documents, or concludes in good faith that such filing could have a material adverse impact on the business or operations of the Original Finance Lessor or such Holder. In the event that the Original Finance Lessor or any Holder becomes aware that the information set forth in any form or document delivered by the Original Finance Lessor or such Holder pursuant to this Section 14(o)(ii) is no longer correct, the Original Finance Lessor or such Holder shall promptly notify the Lessee of such incorrectness. If and for any period during which the provisions of this Section 14(o)(ii) are not satisfied by or with respect to the Original Finance Lessor or such Holder, Section 14(o)(i) shall not apply with respect to the Original Finance Lessor or such Holder and the Lessee shall have no indemnity obligation for or liability under this Section 14(o) for any Finance Lease Withholding Taxes in respect of the Original Finance Lessor or such Holder.

(p) Finance Lease Withholding Tax Indemnity for Owner Participant. In the event the Owner Trustee fails to withhold any Finance Lease Withholding Taxes, then the Lessee will indemnify and hold harmless on an After Tax basis the Owner Participant, the Trust Estate, the Owner Trustee and the Finance Lessor (and any Affiliate of any such Person) in respect of such Finance Lease Withholding Taxes; provided, however, that the Lessee will be subrogated to the rights and defenses of any such Person which it is indemnifying or holding harmless in respect of such Finance Lease Withholding Taxes. The Lessee further agrees to indemnify and hold the Owner Participant harmless against, on an After-Tax Basis, any additional amounts paid in respect of any Holder for Finance Lease Withholding Taxes.

(q) Transfer Covenant/VAT Expenses. If the Owner Participant provides at least 10 days’ advance written notice to the Lessee of its intent to transfer its interest in any Aircraft on a date specified in such notice, the Lessee shall locate such Aircraft at a location on the Lessee’s regular Boeing 767 route schedule in a jurisdiction selected by the Owner Participant (or another location in the continental United States reasonably requested by the Owner Participant) and identified in such notice on the date of transfer specified in the notice (provided that the Lessee shall be entitled to relocate such Aircraft upon its receipt of written notice from the Owner Participant that such transfer has been completed); provided that the Lessee shall be entitled to locate such Aircraft in a jurisdiction selected by the Lessee if such jurisdiction is acceptable to the Owner Participant. The Owner Participant and the Lessee shall each cooperate as reasonably practicable with a view to accomplishing the Owner Participant’s objectives regarding such transfer and limiting interference with the Lessee’s operations. The Lessee shall indemnify and hold the Owner Participant harmless against, on an After-Tax Basis, (i) any sales or other transfer Taxes imposed as a result of its failure to perform its obligations under this Section 14(q) and (ii) costs and expenses incurred by the Owner Participant in complying with any value-added Tax that are attributable to the transactions contemplated by the Operative Agreements.

Section 15. Purchase Options. So long as no Specified Default or Lease Event of Default has occurred and is continuing, subject to the terms and conditions of this Section 15, Lessee shall have the following options to purchase the Aircraft:

(a) End of Basic Term Purchase Option.

An option, upon not less than 365 days’ prior written notice to purchase any Aircraft on the last Business Day of the Basic Term for such Aircraft, for a purchase price equal to the lesser of (i) $6,500,000 and (ii) the Appraised Value for such Aircraft computed as of such date.

(b) Renewal Term Termination Date Purchase Option.

An option, upon written notice given not more than 30 days after the date the Lessee has received notice from the Lessor that it has elected to terminate the Lease pursuant to Section 9 of the Lease, to purchase each of the Aircraft on the Renewal Term Termination Date for the Fair Market Sales Value for each such Aircraft computed as of the Renewal Term Termination Date.

(c) End of Renewal Term Purchase Option.

An option, upon not less than 365 days’ prior written notice, to purchase an Aircraft on the last Business Day of the Renewal Term for such Aircraft for a purchase price equal to the Fair Market Sales Value for such Aircraft computed as of such date.

(d) Exercise of Purchase Option.

Lessee may exercise its option to purchase an Aircraft pursuant to Sections 15(a) or (b) above, by delivery of a written notice (a “Purchase Notice”) to Lessor and each Participant within the time period specified in such Sections; provided that, notwithstanding anything to the contrary in this Agreement, the Lease or any other Operative Agreement:

(i) Any Purchase Notice in respect of an Aircraft shall be revocable until fifteen (15) Business Days after the determination of the Appraised Value for such Aircraft in accordance with Section 15(d) and unless revoked by written notice by Lessee to Lessor and each Participant shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to purchase such Aircraft under this Section 15; and

(ii) Lessee shall not be entitled to give any Purchase Notice with respect to an Aircraft pursuant to Section 15(a) if it has delivered a Renewal Notice for a Renewal Term for such Aircraft that would commence immediately following the date of such proposed purchase.

(e) Determination of Appraised Value.

The Appraised Value of an Aircraft shall be determined not more than 365 days and not less than 180 days prior to the applicable date of purchase by an appraisal in accordance with the Appraisal Procedure.

(f) Title. Upon full and final payment by Lessee of (i) the applicable purchase price of an Aircraft, (ii) all unpaid Rent for such Aircraft due and payable through and including the date of purchase and (iii) all other amounts due and payable by Lessee under this

Agreement, the Lease and the other Operative Agreements, Lessor will transfer all the Lessor’s right, title and interest, in and to such Aircraft to Lessee on an “AS-IS, WHERE-IS” basis and without recourse or warranty (except as to the absence of Lessor Liens).

(g) Indemnification. Lessee shall indemnify any Indemnified Person for any sales Taxes (or other related Taxes) arising from the exercise of the Purchase Options.

Section 16. Other Covenants. (a) No Lessor Liens. Each of the Owner Participant, the Owner Trustee and the Trust Company severally agrees that it shall not directly or indirectly permit to exist any Lessor Lien attributable to it with respect to any part of the Trust Estate or the Collateral; provided that each such party shall have thirty days after having received notice thereof in which to contest any Lessor Lien in good faith by appropriate proceedings so long as in the reasonable opinion of the Finance Lessor there is no material danger of impairment of the interest of the Finance Lessor in the any of the Collateral and in the reasonable opinion of the Lessee there is no material danger of breach of its quiet enjoyment rights. Each of the Owner Participant, the Owner Trustee and the Trust Company severally agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Lessor Lien attributable to it with respect to any part of the Trust Estate or the Collateral, and will make restitution and hold harmless the Lessee and each other Indemnified Person from and against any costs or expenses (including reasonable legal fees and expenses) and any reduction in the amount payable out of the Collateral to each present or future Holder of an interest in the Finance Lease in respect of any such interest, incurred, in each case, as a result of the imposition or enforcement of any such Lessor Lien attributable to it.

(b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or the Owner Participant’s right under the Trust Agreement to remove the Trust Company, as Owner Trustee, each of the Owner Participant and the Owner Trustee hereby (i) agrees with the Lessee, and Finance Lessor not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article IX of the Trust Agreement and (ii) agrees with the Lessee and, the Finance Lessor not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to affect adversely the rights of any such party without the prior written consent of such party. Notwithstanding the first sentence of this Section 16(b), the Owner Participant may at any time terminate or revoke the Trust Agreement to the extent permitted under the Trust Agreement, provided that the Owner Participant concurrently enters into a trust agreement, creating a new trust, with a new trustee (the “New Trustee”), the corpus of which new trust is subject to the first priority, perfected Lien of the Finance Lease and the Assignment Agreement (having in good faith consulted with the Lessee and, so long as the Liens of the Finance Lease and Assignment Agreement are in effect, the Finance Lessor, prior to entering into any such trust agreement); and provided, further, that, if such trust agreement creates a substitute trust on terms not equivalent in all material respects to those of the Trust Agreement, the Owner Participant shall have received the prior written consent (not to be unreasonably withheld) of the Lessee and, so long as the Lien of the Finance Lease is in effect, the Finance Lessor. Prior to or concurrently with entering into any substitute trust arrangement, the Owner Participant shall have executed and delivered, and shall have caused the New Trustee to have executed and delivered, such agreements, certificates and other documentation (together with legal opinions and other related closing documentation) as shall reasonably be requested by the Lessee and the Finance Lessor. Upon the transfer of the

Trust Estate to such substitute trust, such substitute trust agreement shall, for all purposes hereof, be deemed to be the Trust Agreement.

(c) Successor Owner Trustee; Change of Office. The Owner Trustee or any successor may resign or be removed by the Owner Participant, a successor Owner Trustee may be appointed, and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article X and Section 12.14 of the Trust Agreement. The Owner Participant agrees to appoint promptly a successor Owner Trustee if the Owner Participant shall have Actual Knowledge that the Owner Trustee is not in compliance with its covenant in paragraph (h) below. The Trust Company agrees to promptly notify the Finance Lessor of any change in the chief executive office, chief place of business or the designation of the state of location of the Trust Company from that set forth in Section 10(e) hereof.

(d) No Termination. The Owner Participant will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement.

(e) Section 1111 (b). If (i) all or any part of the Trust Estate becomes the property of a debtor subject to the reorganization provisions of the Federal bankruptcy laws, as amended from time to time, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of its being held to have recourse liability to the Finance Lessor or the trustee of any thereof, directly or indirectly, to make payment on account of any amount payable as “Basic Rent” or “Stipulated Loss Value” under the Finance Lease, and (iii) the Finance Lessor actually receives any Excess Amount, as defined below, which reflects any payment by the Owner Participant on account of clause (ii) above, then the Finance Lessor shall promptly refund to the Owner Participant such Excess Amount. For purposes of this paragraph (e), “Excess Amount” means the amount by which such payment exceeds the amount which would have been received by the Finance Lessor if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this paragraph (e) shall prevent the Finance Lessor from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement (other than referred to in clause (ii) above) or the Trust Agreement (and any exhibits or annexes thereto).

(f) [reserved].

(g) Transfer of Finance Lessor’s Interests. Finance Lessor will not sell, assign, convey, participate or otherwise transfer all or any portion of its right, title or interest in and to the Collateral or the Operative Agreements if the transfer would result in violation of the Securities Act of 1933, as amended. In addition, (i) no interest in the Finance Lease shall be transferred unless the transferee, at least five Business Days in advance of the date of the proposed transfer, makes written representations to the transferor for the benefit of the transferor, Lessee, Owner Participant and Owner Trustee to the effect of the representations set forth in Section 9(b) hereof, and the transferee assumes the obligations of the Finance Lessor under the Operative Agreements and (ii) so long as no Default has occurred and is continuing, any transfer of a partial interest in the Finance Lease shall be in a minimum amount of $5,000,000 unless the transferee is a Holder.

(h) Citizenship. The Trust Company agrees that if at any time it shall obtain actual knowledge that it has ceased, or will cease, to be a “citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act), effective upon the appointment of a successor Owner Trustee in accordance with Section 10.01 of the Trust Agreement.

Section 17. Expenses. (a) Transaction Costs. Whether or not the transactions contemplated hereby shall be consummated, the Lessee shall pay, on the Delivery Date, all Transaction Costs that have accumulated through the Delivery Date. In addition, Lessee will pay the fees of counsel for the Lessee. Each of the Owner Trustee, the Finance Lessor and the Owner Participant shall promptly submit to the Lessee copies of invoices for which such party seeks payment as they are received (but no later than the 75th day following the Delivery Date).

(b) Amendments, Waivers, Etc. The Lessee will pay all costs and expenses incurred in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers or consents with respect to the Operative Agreements, including with respect to any voluntary termination of the Lease, whether or not the same shall become effective.

(c) Fees of Trustees. The Lessee will pay all continuing fees and expenses of the Owner Trustee (and any fees and expenses of a successor Owner Trustee selected in consultation with the Lessee or without such consultation if a Lease Event of Default then exists,) and its counsel (including any fees and expenses incurred in connection with the preparation of any filing of any Owner Trustee tax returns) and the Finance Lessor and its counsel in connection with the transactions contemplated by the Operative Agreements, including all expenses and disbursements arising out of, or in anyway related to (x) the preservation and/or enforcement of any rights or remedies under the Operative Agreements (including all expenses and disbursements in connection with the repossession, maintenance, refurbishment, preparation for sale or other disposition of all or any portion of the Collateral in connection with a Lease Event of Default) and (y) the filing or recording of any Operative Agreement required by the terms hereof or thereof.

Section 18. Transfer of Owner Participant’s Interest. (a) The Owner Participant shall not assign, convey or otherwise transfer all or any part of its right, title and interest in and to the Trust Estate without the prior written consent of the Finance Lessor.

(b) Upon any assignment, conveyance or transfer (including any subsequent assignment, conveyance or transfer) permitted under Section 18(a), the transferee shall be deemed the “Owner Participant” for all purposes hereof, and shall be deemed to have made all payments in respect of the right, title and interest so transferred, and each reference in any Operative Agreement to or encompassing the “Owner Participant” shall thereafter be deemed to refer to such transferee. No transfer shall release the then-current or any previous Owner Participant from its obligations hereunder and under the other Operative Agreements, except to the extent expressly assumed by any transferee; provided, however, that in no event shall any such transfer or the consent thereto by any party release the transferor from any liability on account of any breach by it of any representation, warranty, covenant or obligation set forth in any Operative Agreement or for any fraud or willful misconduct engaged in by the transferor.

(c) If the Owner Participant (or any successor) intends to transfer its interest in the Trust Estate, it shall give at least 15 days’ prior written notice thereof to the Finance Lessor, the Trust Company, and the Lessee, specifying the name and address of the proposed transferee and specifying the facts necessary to determine whether or not the requirements for transfer in this Section 18 are satisfied.

(d) If, as a result of any such transfer, a single “Owner Participant” is not to continue to receive all payments to be made by the Lessee to the “Owner Participant”, the Owner Participant or Owner Participants shall from time to time, by notice to the Lessee and the Owner Trustee and the Finance Lessor, designate the manner in which any such payments to such “Owner Participant” are to be allocated, and the Lessee and the Owner Trustee shall be entitled to rely on such notice for all purposes.

(e) Notwithstanding the foregoing provisions of this Section 18, the Owner Participant may, prior to the end of the Lease Term, agree to sell or otherwise dispose of its beneficial interest in the Aircraft at or after the scheduled end of the Lease Term, subject to the Operative Agreements.

Section 19. Miscellaneous. (a) Notices. Except as otherwise provided herein or therein, all communications, notices, waivers and consents provided for in this Agreement and each of the other Operative Agreements shall be in writing and shall be given in person or by courier or by means of telecopy, facsimile or other wire transmission or mailed by registered first-class mail (return receipt requested), postage prepaid, and shall be deemed given when received by (or when proffered to, if receipt is not accepted) the party to whom it is addressed. A copy of any notice given by telecopy, facsimile or other wire transmission or mailed by registered first-class mail shall be sent to the addressee by first class mail as soon as practicable after such transmission. All notices shall be delivered to the addressees at the addresses set forth below:

(i) if to the Lessee or any other Lessee Party, to it at

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attention: Joe Payne

Tel: 937-382-5591 Ext. 2686

Fax: 937-382-4252

With a copy to:

Airborne, Inc.

3101 Western Ave.

Seattle, Washington 98121

Attention: Dave Anderson, Corporate Secretary

Tel: 206-281-1005

Fax: 206-281-1444

With a copy to:

Airborne Express, Inc.

3101 Western Ave.

Seattle, Washington 98121

Attention: Dave Anderson, Corporate Secretary

Tel: 206-281-1005

Fax: 206-281-1444

(ii) if to the Finance Lessor, to it at

Mitsui & Co. Ltd.

2-1, Ohtemachi 1-chome, Chiyoda-ku

Tokyo 100-0004, Japan

Attention: TKMPE

Tel: 81-3-3285-4560

Fax: 81-3-3285-9927

and

Tombo Aviation Inc.

3780 Kilroy Airport Way, Suite 700

Long Beach, CA 90806

Attention: President

Tel: (562) 997-3246

Fax: (562) 988-2694

(iii) if to the Owner Participant, to it at

TOMAIR, LLC

c/o Tombo Aviation Inc.

3780 Kilroy Airport Way, Suite 700

Long Beach, CA 90806

Attention: President

Tel: (562) 997-3246

Fax: (562) 988-2694

With a copy to:

Wilmington Air Park, Inc.

c/o ABX Air, Inc.

145 Hunter Dr.

Wilmington, Ohio 45177

Attention: Joe Payne

Tel: 937-382-5591 (ex. 2686)

Fax: 937-725-0471

and

Airborne, Inc.

3101 Western Ave.

Seattle, Washington 98121

Attention: Dave Anderson, Corporate Secretary

Tel: 206-281-1005

Fax: 206-281-1444

(iv) if to the Trust Company or the Owner Trustee, to it at

Wells Fargo Bank Northwest, National Association

79 South Main Street

Salt Lake City, UT 84111

Attention: Corporate Trust Administration

Tel: (801) 246-5819

Fax: (801) 246-5053

or at such other address as any of the foregoing Persons or any other Person who is to receive any notice shall from time to time designate by notice duly given in writing to the other parties to this Agreement or to any other Operative Agreement in accordance with the provisions of this Section 19(a).

(b) Survival. All agreements, representations, warranties and indemnities contained in this Agreement and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and continue in effect following the execution and delivery of this Agreement, and all such representations, warranties and indemnities and the agreements referred to in this Agreement (in accordance with their terms) shall survive forever, notwithstanding termination of the Lease.

(c) Binding Effect. All agreements, representations, warranties and indemnities in this Agreement and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall bind the Person making the same and its successors and assigns and shall inure to the benefit of each Person for whom made and its successors and permitted assigns.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(e) Governing Law. This Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

(f) Amendments, Modifications, Etc. Except as otherwise provided in this Section 19(f): (i) neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and (ii) no termination, amendment, supplement, waiver or modification of this Agreement shall be effective to increase the obligations or liabilities, or decrease the rights, of any party hereto which is not a party to this Agreement without the written consent of such party. Notwithstanding the foregoing, so long as the Finance Lease has not been discharged, no termination, amendment, supplement, waiver or other modification of this Agreement, any Operative Agreement or any term hereof or thereof shall be effective without the prior written consent of the Finance Lessor.

(g) Headings and Table of Contents. The headings of the Sections, subsections and paragraphs and the table of contents of this Agreement have been inserted for convenience of reference only and shall in no way expand, restrict, define or otherwise modify any of the terms or provisions hereof.

(h) Currency. All amounts and moneys referred to in this Agreement shall be construed to mean money which at the time of payment is lawful money of the United States.

(i) Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by Applicable Law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

(j) Entire Agreement. This Agreement (including any and all appendices, schedules and exhibits hereto) and the other Operative Agreements supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby and each of the parties hereto represents and warrants to the others that this Agreement and the other Operative Agreements constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

(k) Reserved.

(1) Benefits of Certain Obligations. Sections 3(d), 3(f) and 22 of the Lease (as the same may be amended from time to time in accordance with the applicable provisions of the Lease and the Finance Lease) are hereby incorporated herein by reference for the express benefit of the Finance Lessor.

(m) Liabilities of Participants. Anything contained in any of the Operative Agreements to the contrary notwithstanding, no Participant shall have any obligation or duty of any kind to any other party hereto or to any Holder with respect to the transactions contemplated hereby except those obligations or duties expressly set forth in the Operative Agreements.

Without limiting the generality of the foregoing, under no circumstances whatsoever shall any Participant as such be liable to the Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Owner Trustee or the Finance Lessor in connection with any of the Operative Agreements, the holding of any interest in, or the use of, the Aircraft or the administration of the Trust Estate or the Collateral, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Finance Lessor, unless such action or inaction is pursuant to instructions of a Participant, in which case such Participant shall be liable therefor.

The Lessee and the Participants each acknowledge and agree that the Trust Company is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement) in its capacity as trustee under the Trust Agreement and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity, except as otherwise expressly provided herein and in the other Operative Agreements and except for its gross negligence and willful misconduct.

(n) Confidentiality. Each of the Participants, the Owner Trustee, the Trust Company, the Finance Lessor, and the Lessee shall keep this Agreement and the other Operative Agreements confidential except to extent such Operative Agreement is to or has been filed with the FAA as contemplated herein or in any other Operation Agreement and all such Persons (other than the Lessee) shall keep confidential all Lessee Confidential Information, and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective transferees of such Person’s interest in the Operative Agreements or their respective counsel or special counsel, independent insurance brokers, accountants, auditors or other agents who agree, or whose custom it is, to hold such information confidential, (B) to such Person’s or its Affiliates’ counsel or special counsel, independent insurance brokers, accountants, auditors or other agents who agree, or whose custom it is, to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation of any applicable jurisdiction, or as may be requested by any applicable taxing authority, (D) to the extent such information is publicly available or otherwise known to another Person with which a Person subject to the provisions of this paragraph (n) is dealing or (E) to such other Persons as are reasonably deemed necessary by such Person in order to protect the interests of such Person or for the purposes of enforcing any of the Operative Agreements by such Person. As used herein, “Lessee Confidential Information” means information that is confidential and proprietary to the Lessee, including, without limitation, information on the current or projected financial condition, prospects, technology, methodology and marketing strategies of the Lessee provided by the Lessee to any other party hereto pursuant to or in connection with the Operative Agreements. The provisions of this paragraph (n) shall survive the termination of this Agreement and be binding upon the successors and assigns of the parties hereto.

(o) Consent to Jurisdiction; Waiver of Jury Trial. (i) Consent to Jurisdiction. Any suit, action or other proceeding arising out of this Agreement, the Lease, or any other Operative Agreement, the subject matter of any thereof or any of the Overall Transaction brought by any party or parties thereto, or their successors or assigns may be brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York located in New York County, and each of the Lessee, the Owner Trustee and the Participants (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York located in New York County and (B) to the extent permitted by Applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by Applicable Law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, or any other Operative Agreement or the subject matter of any thereof or any of the Overall Transaction may not be enforced in or by such courts.

(i) WAIVER OF JURY TRIAL. FOR THE PURPOSES OF THIS AGREEMENT AND EACH OTHER OPERATIVE AGREEMENTS TO WHICH IT IS OR WILL BECOME A PARTY, EACH OF LESSEE, THE OWNER TRUSTEE, AND EACH PARTICIPANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR THEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER OPERATIVE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF THE LESSEE, EACH PARTICIPANT, THE OWNER TRUSTEE, THE FINANCE LESSOR OR ANY OTHER PERSON, RELATING TO THE OPERATIVE DOCUMENTS.

(p) Construction. Each of the parties hereto acknowledges that it was represented by counsel in connection with the Operative Agreements and the Overall Transaction, that it and its counsel reviewed and revised the Operative Agreements and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Operative Agreements.

(q) Lease; Interest on Finance Lease. The Lessor, the Lessee and the Owner Participant agree that for United States federal, state and local income and franchise tax purposes, it is intended that the Lessor will be treated as the owner and lessor of the Aircraft to be delivered under the Lease. The Finance Lessor acknowledge such intended tax treatment and agree to treat income received from payments under the Finance Lease as interest for United States federal, state and local income tax purposes.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties have each caused this Participation Agreement to be duly executed as of the day and year first above written.

ABX AIR, INC., as Lessee

By:
Name: Joe Hete
Title: President

MITSUI & CO., LTD., as Finance Lessor

By:
Name:
Title:

TOMAIR, LLC, as Owner Participant

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly stated herein) but solely as Owner Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties have each caused this Participation Agreement to be duly executed as of the day and year first above written.

ABX AIR, INC., as Lessee

By:
Name: Joe Hete
Title: President

MITSUI & CO., LTD., as Finance Lessor

By:
Name: M. Yamagami
Title: Attorney-in-Fact

TOMAIR, LLC, as Owner Participant

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly stated herein) but solely as Owner Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties have each caused this Participation Agreement to be duly executed as of the day and year first above written.

ABX AIR, INC., as Lessee

By:
Name: Joe Hete
Title: President

MITSUI & CO., LTD., as Finance Lessor

By:
Name:
Title:

TOMAIR, LLC, as Owner Participant

By:
Name: N. Kitamori
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly stated herein) but solely as Owner Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties have each caused this Participation Agreement to be duly executed as of the day and year first above written.

ABX AIR, INC., as Lessee

By:
Name: Joe Hete
Title: President

MITSUI & CO., LTD., as Finance Lessor

By:
Name:
Title:

TOMAIR, LLC, as Owner Participant

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity (except as expressly stated herein) but solely as Owner Trustee

By:
Name: C. Scott Nielsen
Title: Vice President

Schedule 1 to

Participation Agreement

COMMITMENTS

Participant	Aircraft N784AX	Aircraft N785AX	Aircraft N786AX
Mitsui & Co., Ltd., as Finance Lessor	$20,000,000	$20,000,000	$20,000,000
TOMAIR, LLC, as Owner Participant	$3,500,000	$3,500,000	$3,500,000

Total:	$23,500,000	$23,500,000	$23,500,000